UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Marsh & McLennan Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the MMC Annual Meeting of Stockholders to be held on May 21, 2009: This proxy statement and MMC’s 2008 Annual Report are available at http://www.proxy09.mmc.com.

Dear MMC Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marsh & McLennan Companies, Inc. The meeting will be held at 10:00 a.m. on Thursday, May 21, 2009 in the second floor auditorium at 1221 Avenue of the Americas, New York, New York.

In addition to voting on the matters described in this proxy statement, we will use the meeting as an opportunity to report on MMC’s recent activities. You will be able to ask questions, and to meet your company’s directors and senior executives.

Whether or not you plan to attend the annual meeting, your vote is important and we urge you to participate in electing directors and deciding the other items on the agenda for the annual meeting. You will find information on how to vote in the first section of this proxy statement.

Very truly yours,

BRIAN DUPERREAULT

President & Chief Executive Officer

April 2, 2009

MARSH & McLENNAN COMPANIES, INC.

1166 Avenue of the Americas

New York, New York 10036-2774

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Time:	10:00 a.m. Local Time
Date:	May 21, 2009
Place:	Second Floor Auditorium

1221 Avenue of the Americas

New York, New York 10020

Purpose:

1.	To elect four persons named in the accompanying proxy statement to serve as directors for a one-year term;

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm;

3.	To vote on three stockholder proposals; and

4.	To conduct any other business that may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of all director nominees, “FOR” the ratification of the selection of Deloitte & Touche LLP and “AGAINST” each of the stockholder proposals.

This notice and proxy statement is being mailed or made available on the Internet to stockholders on or about April 2, 2009. These materials describe the matters being voted on at the annual meeting and contain certain other information. In addition, these materials are accompanied by a copy of MMC’s 2008 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2008. In these materials we refer to Marsh & McLennan Companies, Inc. as “MMC,” “we” and “our.”

Only stockholders of record on March 23, 2009 may vote, in person or by proxy, at the annual meeting. If you plan to attend the meeting in person, you will need proof of record or beneficial ownership of MMC common stock as of that date in order to enter the meeting.

Your vote is important. If you accessed this proxy statement through the Internet after receiving a Notice of Internet Availability of Proxy Materials, you may cast your vote by telephone or over the Internet by following the instructions in that Notice. If you received this proxy statement by regular mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card.

LUCIANA FATO

Corporate Secretary

April 2, 2009

INFORMATION ABOUT OUR ANNUAL MEETING

AND SOLICITATION OF PROXIES

Why have I received a Notice regarding Internet Availability of Proxy Materials instead of printed copies of these materials in the mail?

In accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials to stockholders over the Internet. Most stockholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading, and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail or electronic copy by e-mail), the Notice contains instructions on how to do so. Stockholders who are current employees of MMC or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote. Certain stockholders who have made a permanent election to receive proxy materials in hard copy will receive paper copies of these materials in the mail.

Who can vote on the matters being decided at the annual meeting?

With respect to each matter properly brought before the meeting, each stockholder (of record or beneficial) who held shares as of March 23, 2009, which we refer to as the record date, is entitled to one vote, in person or by proxy, for each share of common stock held as of that date. As of the record date, there were outstanding 516,617,743 shares of MMC common stock entitled to vote.

Stockholders of Record: If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent BNY Mellon, you are a stockholder of record and we sent you a Notice. As a stockholder of record, you may vote in person at the meeting or by proxy. In accordance with Delaware law, a list of MMC’s common stockholders of record as of the record date will be available for inspection at the principal executive offices of MMC at 1166 Avenue of the Americas, New York, New York for at least ten days prior to the annual meeting.

Beneficial (“Street Name”) Stockholders: If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name” and a Notice was sent to you by that intermediary. The intermediary is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.

How do I vote?

Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance of the meeting in order to ensure that your vote is counted. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions included in your Notice or on your proxy card. If you hold shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the Notice or voting instruction card provided to you by that organization. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are voting and corporations should vote by an authorized officer whose title should be indicated.

You may vote in the following manner:

By Telephone or the Internet—Stockholders may vote their shares via telephone or the Internet as instructed in the Notice or the proxy card. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

By Mail—Stockholders who have requested hard copies of the proxy materials may choose to vote by mail and, if they so choose, should complete, sign and date their proxy card or voting instruction card and mail it in the pre-addressed envelope that accompanied the delivery of the paper proxy materials. Note that if you sign and return a proxy card or voting instruction card but do not specify how to vote, your shares will be voted with management, which will be in favor of our director nominees, in favor of Item 2 and against Items 3, 4 and 5.

Can I vote my shares in person at the annual meeting?

Yes. However, even if you plan to attend the meeting, we recommend that you vote in advance of the meeting in order to ensure that your vote is counted. If you vote in advance and then attend the meeting, you can always change your vote at the meeting. If your shares are held in street name and you decide to vote in person at the annual meeting, you must obtain from the intermediary that holds your shares a valid proxy giving you the right to vote the shares, and bring that proxy to the meeting.

Can I change my vote?

Yes. Stockholders of record may revoke their proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date, (ii) voting in person at the annual meeting or (iii) sending written notification of revocation addressed to:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Corporate Secretary

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or other intermediary, following the instructions they provided; or, if you have obtained a legal proxy from your broker or other intermediary giving you the right to vote your shares, by attending the meeting and voting in person.

Who can attend the annual meeting?

Stockholders (of record or beneficial), their proxy holders and MMC’s guests may attend the meeting. Verification of share ownership will be requested at the admissions desk. If your shares are held in street name, you must bring to the meeting an account statement or letter from the record holder (i.e., the broker, bank, trustee or other intermediary organization that holds your shares) indicating that you were the beneficial owner of the shares on March 23, 2009.

What are the requirements to conduct business at the annual meeting?

In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker nonvotes (described below) are counted for the purpose of determining the presence of a quorum.

What are the voting requirements to elect directors and to approve each of the proposals discussed in this proxy statement?

The voting standards applicable to the annual meeting are as follows:

Election of Directors

At the 2009 annual meeting, the election of directors will be “uncontested,” meaning that the number of nominees does not exceed the number of directors to be elected. MMC’s by-laws provide that in an uncontested election, a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. Abstentions and broker nonvotes with respect to a nominee’s election will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome.

MMC’s Guidelines for Corporate Governance address the procedures to be followed if an incumbent director standing for reelection in an uncontested election of directors fails to receive a majority of the votes cast. See “Director Election Voting Standard” at page 11.

Other Proposals

All of the other items on the agenda for the annual meeting will be decided by the affirmative vote of a majority of the shares of MMC common stock present or represented and entitled to vote at the annual meeting. In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of voting on these items, while broker nonvotes will not. Abstentions have the effect of a vote “against” the proposals.

Significance of “Broker Nonvotes”

The rules of the New York Stock Exchange (“NYSE”) provide that, when a matter to be voted on at an annual meeting is “non-routine,” a broker holding shares of record on behalf of a client may vote those shares only if the broker has received voting instructions from the client. If the broker has not received voting instructions from the client, the broker may submit a proxy, but may not vote the client’s shares on the matter(s) for which instructions were required but not provided. When a broker submits a proxy, but refrains from voting in this way, a “broker nonvote” occurs. Shares subject to a broker nonvote are not counted as present or represented with respect to the non-routine matters being addressed at the annual meeting; however, they are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the rules of the NYSE, Items 3, 4 and 5 described in this proxy statement are considered non-routine.

Could additional matters be decided at the annual meeting?

As of the date of this proxy statement, we do not know of any matters not described in this proxy statement that will be presented at the meeting. However, if any other matter shall properly come before the meeting, the persons named in the proxy will use their discretion to vote on such matter on behalf of shares for which proxies were submitted.

Who conducts the annual meeting?

The chairman of MMC’s Board of Directors acts as chairman of the annual meeting, and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for discussion, comments and questions during the meeting.

Who will count the votes at the annual meeting?

One or more representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as independent inspectors of election.

How may I obtain electronic delivery of proxy materials in the future?

Most stockholders may elect to receive future proxy statements and annual reports electronically via e-mail or the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you may choose this electronic delivery option by following the instructions provided when you vote over the Internet. Active employees of MMC who hold MMC common stock in certain employee stock plan accounts or are stockholders of record generally receive their proxy materials by electronic delivery to their business e-mail accounts.

If you hold your shares beneficially in street name, it is likely that you will have the option to choose future electronic delivery of proxy materials when you vote over the Internet. Otherwise, please contact your broker or other intermediary holder of record for information regarding electronic delivery of proxy materials.

Stockholders who receive their proxy materials electronically receive an e-mail message with instructions on how to access the proxy statement and annual report and vote. If you have chosen to receive proxy materials electronically, your choice will remain in effect until you revoke it.

What is “householding”?

Holders of Record and in Employee Benefit Plan Accounts

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record or who hold shares in certain of our employee benefit plan accounts and who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies. Stockholders who participate in householding continue to receive separate control numbers for voting, and, in the case of those who receive hard copies of the proxy materials, separate proxy cards. Householding does not in any way affect dividend check mailings.

If you hold MMC common stock of record or in an employee benefit plan account and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from MMC, you may revoke your consent to householding at any time by calling Broadridge Financial Solutions, Inc. toll-free at 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Stockholders

A number of brokerages and other institutional holders of record have implemented householding. If you hold your shares beneficially in street name, please contact your broker or other intermediary holder of record to request information about householding.

How may I obtain another set of proxy materials?

This proxy statement and our 2008 Annual Report can be viewed on (and printed from) our website at http://www.proxy09.mmc.com. If you wish to receive a separate paper copy of our annual report or proxy statement, you may telephone MMC’s office of Investor Relations at (212) 345-5475 or write to:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Investor Relations

Who will bear the cost of this proxy solicitation?

We pay the expenses of preparing and distributing the proxy materials and soliciting proxies. We also reimburse brokers and other institutional record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of MMC common stock.

In addition to the distribution of this proxy statement and instructions for voting at the annual meeting, proxies may be solicited personally, electronically or by telephone by our directors, officers, other employees or agents. We have retained Georgeson Inc. as our agent to assist in the proxy solicitation at a fee of approximately $10,000, plus expenses. If any of our directors, officers and other employees assist in soliciting proxies, they will not receive additional compensation for those services.

CORPORATE GOVERNANCE

We describe highlights of MMC’s corporate governance environment below, and also in the next section of this proxy statement, captioned “Board of Directors and Committees.” MMC’s key corporate governance materials are available online at http://www.mmc.com/corpgov.html, and will be sent in hard copy to any stockholder who so requests.

Enhanced Corporate Governance Environment

The Board of Directors has taken a series of actions designed to enhance MMC’s corporate governance environment. Highlights of these actions include:

■	Board Independence. Currently, 11 of MMC’s 12 directors are independent.

■

CEO/Independent Chairman Separation. In 2005, MMC separated the roles of chief executive officer and chairman by selecting an independent director to act as chairman of the Board. In 2006, we confirmed this approach as a general matter of MMC policy.

■	Majority Voting in Director Elections. In 2006, the Board amended MMC’s by-laws to provide that in uncontested elections, director candidates must be elected by a majority of the votes cast.

■

Offer to Resign upon Change in Circumstances. In 2006, the Board adopted a policy stating that any director undergoing a significant change in personal or professional circumstances must offer to resign from the Board.

■

Senior Executive Equity Ownership Requirements. In 2006, the Board approved equity ownership standards, requiring senior management to acquire, within five years, MMC equity with a value equal to a multiple of base salary.

■

Director Equity Ownership Requirements. In 2006, the Board established an affirmative requirement that directors acquire and hold a minimum of $100,000 worth of MMC equity within three years of joining the Board.

■

Compensation Structure for Independent Directors. In 2007, the Board revamped its director compensation structure to provide greater transparency to investors; among other steps, the Board abolished meeting fees and retainers for non-chair committee membership.

■	Expiration of Poison Pill. In 2007, the Board allowed MMC’s Rights Agreement to expire without renewal.

■

Shareholder Approval of Severance Agreements. In 2007, the Compensation Committee approved a policy requiring that MMC obtain stockholder approval for severance agreements with certain senior executive officers that provide for cash severance that exceeds 2.99 times his or her base salary and three-year average annual short-term incentive award. This policy is discussed in more detail in “Executive Compensation Corporate Governance Policies” beginning on page 30.

■

“Double-Trigger” Condition for Vesting of Equity-Based Awards upon a Change in Control. In 2007, the Compensation Committee directed that a “double-trigger” condition apply to the vesting of all equity-based awards granted after March 15, 2007 upon a change in control of MMC. This policy is discussed in more detail in “Executive Compensation Corporate Governance Policies” beginning on page 30.

■

Bonus “Clawback” Policy. In 2007, the Compensation Committee adopted a policy that MMC will seek to recoup (or “clawback”) certain executive bonuses in the event of misconduct leading to a financial restatement. This policy is discussed in more detail in “Executive Compensation Corporate Governance Policies” beginning on page 30.

■

Annual Election of Directors. In 2008, MMC stockholders approved a company–sponsored amendment to MMC’s charter to eliminate a classified board structure. Beginning at this year’s annual meeting, directors will be elected for one-year terms with the entire Board up for re-election annually beginning in 2011.

Guidelines for Corporate Governance

MMC’s Guidelines for Corporate Governance (our “Governance Guidelines”) are the means by which MMC and the Board of Directors formally express many of our governance policies. The Governance Guidelines were initially adopted by the Board in May 2003. The Board has subsequently amended them from time to time. The Governance Guidelines are posted on our website at http://mmc.com/about/GuidelinesCorporateGovernance.pdf.

The Governance Guidelines address a range of corporate governance matters, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

■	Specific Board functions, such as:

☐	evaluation of CEO performance and approval of CEO compensation;

☐	reviewing MMC’s strategic and operating plans, financial objectives and major corporate actions;

☐	assessing major risks facing MMC and options for their mitigation;

☐	overseeing the integrity of MMC’s financial statements and financial reporting processes;

☐	ensuring the adequacy of MMC’s processes for legal and ethical compliance; and

☐	monitoring the effectiveness of MMC’s corporate governance practices. (Section B)

■	CEO/independent chairman separation. (Section F.2)

■	CEO succession planning and management development. (Section C)

■	Majority voting in director elections. (Section E.3)

■	Stockholder reelection of directors elected by the Board between annual meetings. (Section E.4)

■	Director qualification standards and director independence. (Sections D.2 and D.3)

■	Retirement requirements for independent directors. (Section E.6)

■	Executive sessions of independent directors at every in-person meeting of the Board. (Section H.3)

■	Limits on other public board service. (Section D.5)

■	Director and senior management stock ownership requirements. (Sections K.2 and K.3)

■	Board access to management and outside advisors. (Section I)

Director Independence

The Board has determined that all directors other than Mr. Duperreault are independent. With 11 independent directors out of 12, the Board has satisfied its objective that a substantial majority of MMC’s directors should be independent of management.

For a director to be considered “independent,” the Board must affirmatively determine that the director has no direct or indirect material relationship with MMC. The Board has established categorical standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the NYSE listed company rules. MMC’s director independence standards are set forth as Annex A to our Governance Guidelines. With respect to Mr. Nolop, the Board considered, at the time he joined the Board and until March 2008, that he was an executive officer of a company that received payments from MMC for services which did not exceed the greater of $1 million or 2% of such company’s consolidated gross revenues in any of the last three fiscal years. The Board considered similar matters when Mr. Nolop became the chief financial officer of E*Trade Financial Corporation.

All members of the Audit, Compensation, Compliance, and Directors and Governance Committees must be independent directors as defined by MMC’s Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC and NYSE independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from MMC or any of its subsidiaries, other than their directors’ compensation. Under our Governance Guidelines, if a director whom the Board has deemed independent has a change in circumstances or relationships that might cause the Board to reconsider that determination, he or she must immediately notify the chairman of the Board and the chair of the Directors and Governance Committee.

Codes of Conduct

MMC’s reputation is fundamental to our business. MMC’s directors and officers and other employees are expected to act ethically at all times. To provide guidance in this regard, MMC has adopted a Code of Business Conduct and Ethics, which applies to all of the above individuals. MMC has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. Both of these codes are posted on the MMC website at http://www.mmc.com, and print copies are available to any stockholder upon request. We will disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers on our website within four business days.

Review of Related-Person Transactions

MMC maintains a written Policy Regarding Related-Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between MMC and related persons. The policy is administered by the Directors and Governance Committee with assistance from MMC’s Corporate Secretary.

The policy applies to any “related-person transaction.” This means a transaction (i) to which MMC is a party, (ii) which involves an aggregate value of $120,000 or more and (iii) in which a related person has a direct or indirect material interest. A “related person” means a director or executive officer of MMC, a nominee for election as a director of MMC, a beneficial owner of more than five percent of MMC’s outstanding common stock or an immediate family member of any of the foregoing persons.

In determining whether to approve or ratify a related-person transaction, the Directors and Governance Committee will review the facts and circumstances it considers relevant. These may include: the commercial reasonableness of the terms of the transaction; the benefits of the transaction to MMC; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction; and the potential impact of the transaction on any director’s independence. The Directors and Governance Committee will approve or ratify the related-person transaction only if the Committee, in its sole good faith discretion based on the facts and circumstances it considers relevant, determines that the related-person transaction is in, or is not inconsistent with, the best interests of MMC and its stockholders.

If the Directors and Governance Committee determines not to approve or ratify a related-person transaction, the transaction shall not be entered into or continued, as the case may be. No member of the Directors and Governance Committee will participate in any review or determination with respect to a related-person transaction if the Committee member or any of his or her immediate family members is the related person.

Communicating Concerns Regarding Accounting Matters

MMC’s Audit Committee has established procedures to enable anyone who has a concern about MMC’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the Audit Committee. These communications, which may be made on a confidential or anonymous basis, may be submitted in writing or by telephone, as follows:

By mail to:

Marsh & McLennan Companies, Inc.

Audit Committee of the Board of Directors

c/o Corporate Secretary

1166 Avenue of the Americas

New York, New York 10036-2774

By telephone to the MMC Ethics & Compliance Line:

Canada & the U.S.: 1-800-381-2105

Outside Canada & the U.S, use your country’s AT&T Direct® service number to reach the MMC Ethics & Compliance Line toll-free.

Further details of MMC’s procedures for handling complaints and concerns of employees and other interested parties regarding accounting matters are posted on our website at http://www.mmc.com/corpgov.html. MMC policy prohibits retaliation against anyone who raises a concern of the type described above.

Communicating with Directors

Holders of MMC securities and other interested parties may send communications to the Board of Directors or to the independent directors as a group by mail (addressed to the Corporate Secretary) or by telephone as indicated above. Items unrelated to a director’s duties and responsibilities as a Board member may be excluded by the Corporate Secretary, including solicitations and advertisements; junk mail; product-related communications; surveys and job referral materials such as resumes.

BOARD OF DIRECTORS AND COMMITTEES

Board Composition, Leadership and Size

Our Board of Directors currently has 12 members. The only member of management who serves on the Board is Brian Duperreault, MMC’s president and chief executive officer. Stephen R. Hardis is the Board’s independent chairman.

As stated in our Governance Guidelines, the Board of Directors has determined that 10–14 directors is currently an appropriate range, and the current number of 12 the appropriate size, for MMC’s Board. The Board believes this range is sufficient to ensure the presence of directors with diverse experience and skills, without hindering effective decision-making or diminishing individual accountability. The Board also believes this range is flexible enough to permit the recruitment, if circumstances so warrant, of any outstanding director candidate in whom the Board may become interested at a future time. The Directors and Governance Committee periodically reviews the size of the Board and recommends changes as appropriate.

Director Qualifications and Nomination Process

As provided in our Governance Guidelines, prospective MMC directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability, and must be committed to representing all MMC stockholders rather than any particular interest group. In addition, the Board evaluates director candidates by reference to the following criteria (which are not listed in any order of importance): (i) the candidate’s personal and professional reputation and background; (ii) the candidate’s industry knowledge; (iii) the candidate’s experience with businesses or other organizations comparable to MMC in terms of size or complexity; (iv) the interplay of the candidate’s skills and experience with those of the incumbent directors; (v) the extent to which the candidate would provide substantive expertise that is currently sought by the Board or any committees of the Board; (vi) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (vii) relevant legal and regulatory requirements and evolving best practices in corporate governance; and (viii) any other criteria the Board deems appropriate.

The Board, taking into account the recommendation of the Directors and Governance Committee, is responsible for nominating a slate of director candidates for election at MMC’s annual meeting of stockholders. The Board has delegated to the Directors and Governance Committee the authority, when circumstances so warrant, to identify, screen and recommend to the Board potential new director candidates. The Directors and Governance Committee periodically reviews with the Board the skills and characteristics to be sought in any new director candidates, as well as the overall composition and structure of the incumbent Board, taking into account, among other things, the Board’s current mix and diversity of skills, backgrounds and experience.

Stockholder Nominations for Director Candidates

The Directors and Governance Committee will consider director candidates recommended in writing by stockholders if submitted in writing at the address below. As described in Article II of MMC’s by-laws, stockholders may submit nominations of persons for election as directors of MMC at an annual meeting of stockholders provided that the proposing stockholder is a stockholder of record both at the time the nomination is submitted and at the time of the annual meeting, is entitled to vote at the annual meeting and complies with the notice procedures set forth in Section 2.10 of the by-laws. The notice of nomination must meet certain guidelines as to timeliness and form, described below, and be delivered to the MMC Corporate Secretary at MMC’s principal executive offices, currently:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Directors and Governance Committee

c/o Corporate Secretary

The notice must be delivered not earlier than 5:00 p.m. Eastern Time on the 120th day, and not later than 5:00 p.m. Eastern Time on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided that, if the date of the upcoming annual meeting is advanced or delayed by more than 30 days from the anniversary date of the previous year’s annual meeting, the notice must be delivered not earlier than 5:00 p.m. Eastern Time on the 120th day prior to the date of the annual meeting and not later than 5:00 p.m. Eastern Time on the later of (x) the 90th day prior to the date of the annual meeting and (y) the 10th day following the day on which the date of the rescheduled annual meeting is first publicly announced by MMC.

The director nomination notice must include certain information regarding the director nominee, the proposing stockholder and any associate of the proposing stockholder (such as a beneficial owner of shares owned of record or beneficially by the proposing stockholder). With respect to the proposing stockholder, required information includes all ownership interests in MMC common stock and derivatives of MMC securities. With respect to the director nominee, the notice must include the information required to be disclosed in a proxy statement with respect to candidates for election as directors, including the nominee’s written consent to be named in the proxy statement as a nominee and to serve as director of MMC if elected. The notice also must be accompanied by a letter from the nominee containing certain representations regarding the nominee’s independence and compliance with MMC’s publicly disclosed corporate governance and other policies and guidelines. The exact notice requirements for director nominations for annual meetings of stockholders are described in detail in Article II, Section 2.10 of MMC’s by-laws.

Director Election Voting Standard

MMC’s by-laws provide that in an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. See the discussion under “What are the voting requirements to elect directors and to approve each of the proposals discussed in this proxy statement?” at page 3 above.

In connection with the MMC’s majority voting standard for director elections, the Board has adopted the following procedures, which are set forth more fully in Section E.3 of our Governance Guidelines:

■

An incumbent director who fails to receive the required number of votes for reelection at a meeting of stockholders shall offer to resign, and the Board shall nominate for election only director candidates who agree to tender to the Board, promptly following their election, an irrevocable resignation that will be effective upon (i) such director’s failure to receive the required number of votes for reelection at the next meeting of stockholders at which he or she faces reelection and (ii) the Board’s acceptance of such resignation.

■	Following a meeting of stockholders at which an incumbent director who was a nominee for reelection does not receive the required number of votes for reelection,

the Directors and Governance Committee shall make a recommendation to the Board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the Board shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

■

If the Board accepts a director’s resignation, the Directors and Governance Committee will recommend to the Board whether to fill the resultant vacant Board seat or reduce the size of the Board. If the Board rejects a director’s resignation, the director shall, in accordance with Delaware law, continue in office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Attendance

The Board held 12 meetings, including telephonic meetings, during 2008. The average attendance by directors at meetings of the Board and its committees held during 2008 was approximately 93%. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Board’s policy is to have all directors attend annual meetings of stockholders and, barring unforeseen circumstances, all directors are expected to attend our annual meeting of stockholders in 2009. All but one of our directors were present at the 2008 annual meeting.

Tenure

MMC’s Guidelines for Corporate Governance provide that an independent director shall retire at the annual meeting of stockholders following his or her 75th birthday. Directors who are employees of MMC, in the normal course, resign from the Board when their employment ceases.

Executive Sessions

The independent directors meet in executive session without management at every regularly scheduled in-person Board meeting. The chairman of the Board presides at these meetings.

Committees

Our Board has established an Audit Committee, a Compensation Committee, a Compliance Committee (which is a subcommittee of the Audit Committee), a Directors and Governance Committee, a Finance Committee, a Corporate Responsibility Committee and an Executive Committee to assist the Board in discharging its responsibilities. Following each committee meeting, the respective committee chair generally reports the highlights of the meeting to the full Board.

Membership on each of the Audit, Compensation, Compliance and Directors and Governance Committees is limited to independent directors. The charters for these committees can be viewed on our website at http://www.mmc.com/corpgov.html. Printed copies are available to any stockholder upon request.

The table below indicates current committee assignments and the number of times each committee met in 2008:

Director	Audit		Compliance		Compensation		Directors and Governance		Finance		Corporate Responsibility		Executive
Leslie M. Baker, Jr.	X		X						X	(chair)
Zachary W. Carter	X		X	(chair)									X
Brian Duperreault									X				X
Oscar Fanjul					X				X
Stephen R. Hardis					X		X		X				X	(chair)
Gwendolyn S. King							X	(chair)					X
Lord Lang					X	(chair)	X		X				X
Bruce P. Nolop	X								X		X
Marc D. Oken	X	(chair)							X				X
David A. Olsen	X		X								X
Morton O. Schapiro					X		X
Adele Simmons							X				X	(chair)

2008 Meetings (1)	11		7		10		6		10		3		0

(1)	Includes telephonic meetings.

Audit Committee

The Audit Committee is charged with assisting the Board in fulfilling its oversight responsibilities with respect to:

■	the integrity of MMC’s financial statements;

■	the qualifications, independence and performance of MMC’s independent registered public accounting firm;

■	the performance of MMC’s internal audit function; and

■	compliance by MMC with legal and regulatory requirements.

The Audit Committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by MMC’s independent registered public accounting firm. MMC’s independent registered public accounting firm reports to the Audit Committee. All members of the Audit Committee are independent as required by MMC, the listing standards of the NYSE and the SEC’s audit committee independence rules.

All members of the Audit Committee are “financially literate,” as defined by the NYSE and determined by the Board. The Board has determined that Marc D. Oken and Bruce P. Nolop have the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.”

Compliance Committee

The Compliance Committee is a subcommittee of the Audit Committee. Among other things, the Compliance Committee:

■	assists the Audit Committee and the Board with the oversight of MMC’s compliance with legal and regulatory requirements;

■

monitors Marsh’s compliance with the standards of conduct mandated by the January 2005 settlement agreement among MMC, Marsh, the New York Attorney General and the New York Department of Insurance; and

■	discharges such other responsibilities relating to compliance oversight as the chair of the Audit Committee may assign to the Compliance Committee from time to time.

Compensation Committee

Among other things, the Compensation Committee:

■	evaluates the performance and determines the compensation of MMC’s president and chief executive officer;

■	reviews and approves the compensation of other senior executives; and

■	oversees MMC’s incentive compensation plans and equity-based plans, and discharges the responsibilities of the Committee set forth in these plans.

All members of the Compensation Committee are independent as required by MMC and the listing standards of the NYSE.

Meeting Schedule: The Compensation Committee met ten times in 2008, with each meeting typically lasting for one and one-half to two hours. Decisions relating to significant matters are usually presented to the Compensation Committee and discussed at more than one meeting to allow for full consideration of the implications and possible alternatives before a final decision is made. The Compensation Committee receives support from its independent compensation consultant and MMC management, including the MMC human resources department, as described below.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to the chair of the Compensation Committee or a subcommittee of the Compensation Committee. If necessary, the chair is authorized to take Committee action in between regularly scheduled meetings of the Committee, within certain guidelines. If any such action is taken, the chair reports such action to the Committee at its next regularly scheduled meeting.

Independent Compensation Consultant: The Compensation Committee has engaged an independent compensation consultant from Towers Perrin. The independent compensation consultant assists the Compensation Committee in performing its duties and makes recommendations to the Compensation Committee to help ensure that our executive compensation programs are consistent with our objectives. The independent compensation consultant reports directly to the Compensation Committee and provides advice and analysis solely to the Compensation Committee. The independent compensation consultant supports the Compensation Committee by:

■	participating by invitation in meetings, or portions of meetings, of the Compensation Committee in order to advise the Compensation Committee on specific subjects that arise;

■	offering professional advice regarding the compensation and policy recommendations presented to the Compensation Committee by MMC management and the MMC human resources department; and

■	supplying independent data regarding the compensation practices of comparable companies.

The Compensation Committee requested and received advice from the independent compensation consultant with respect to all significant matters addressed by the Compensation Committee during 2008. The independent compensation consultant does not perform any work for MMC management.

MMC Management: MMC management, including the MMC human resources department, supports the Compensation Committee by:

■	developing meeting agendas and preparing background materials for Compensation Committee meetings; and

■

making recommendations to the Compensation Committee on MMC’s compensation philosophy, short- and long-term incentive compensation design, and other key governance initiatives, including by providing input as to the individual performance component of annual short-term incentive compensation, as discussed in further detail in “Compensation of Executive Officers—Compensation Discussion & Analysis” beginning on page 26.

The MMC human resources department works with compensation consultants from Mercer and other advisors to help formulate and present proposals to the Compensation Committee and to assist in benchmarking compensation levels for senior executives.

In addition, MMC’s president and chief executive officer provides recommendations with respect to the compensation of other senior executives.

MMC’s president and chief executive officer, senior members of MMC’s human resource department and internal legal counsel attend Compensation Committee meetings when invited, but are not present for executive sessions or for any discussion of their own compensation.

Timing and Procedures of Equity-Based Compensation Awards: Awards under the annual long-term incentive compensation program are granted after the end of the year at a pre-scheduled meeting of the Compensation Committee. Awards in 2009 were approved at a Compensation Committee meeting on February 23, 2009 and, consistent with our historical practice, were granted on that date. The stock options granted on February 23, 2009 have an exercise price equal to the average of the high and low trading prices on February 20, 2009, the trading day immediately preceding the grant date.

The Compensation Committee periodically awards stock options and restricted stock units to new hires, as well as to continuing executives for retention purposes. These awards are granted at regularly scheduled Compensation Committee meetings. The Compensation Committee has also authorized MMC’s president and chief executive officer to make such awards to individuals who are not senior executives, subject to additional limitations. These awards are granted on the first trading day of the month following the MMC president and chief executive officer’s approval of the award. Restricted stock unit awards are typically denominated as a dollar value and then converted into a number of restricted stock units using the average of the high and low trading prices of MMC common stock on the trading day immediately preceding the grant date. Stock options granted in 2008 were made as to a specific number of shares underlying the stock options. All stock options have an exercise price equal to the average of the high and low trading prices of MMC common stock on the trading day immediately preceding the grant date. We believe that our granting procedures effectively protect against the manipulation of grant timing for employee gain.

The MMC human resources department periodically monitors and updates the Compensation Committee on the usage of shares for equity-based awards and the number of shares available for future awards under our equity-based compensation plans. As part of the process of granting annual long-term incentive compensation, the Compensation Committee considers share usage to ensure that annual long-term incentive compensation awards are at a reasonable level.

Directors and Governance Committee

Among other things, the Directors and Governance Committee:

■	develops, reviews and periodically reassesses MMC’s corporate governance principles and recommends proposed changes to the Board;

■	oversees the development and implementation of succession planning for MMC’s president and chief executive officer;

■	identifies, considers and recommends qualified candidates to the Board for election as directors, including the slate of directors that the Board proposes for election at the annual meeting;

■	in consultation with the Board committee chairs, recommends committee assignments to the Board;

■	reviews and makes recommendations to the Board regarding compensation of MMC’s independent directors; and

■	develops processes for and oversees annual assessments of the Board’s performance and effectiveness.

All members of the Directors and Governance Committee are independent as required by MMC and the listing standards of the NYSE.

Finance Committee

The Finance Committee reviews and makes recommendations to the Board concerning, among other matters: MMC’s capital structure, capital management and methods of corporate finance, including proposed issuances of securities or other financing transactions; and proposed acquisitions, divestitures or other strategic transactions.

Corporate Responsibility

The Corporate Responsibility Committee, formed in May 2008, reviews MMC’s responsibilities and activities as a corporate citizen. In particular, the committee is charged with identifying and analyzing environmental, political and philanthropic issues and trends, nationally and internationally, that may be relevant to MMC’s strategic goals, business performance or corporate reputation, and with making related recommendations to the Board as appropriate. A majority of the members of the committee are independent as determined under the listing standards of the NYSE.

Executive Committee

The Executive Committee is empowered to act for the full Board during the intervals between Board meetings, except with respect to matters that, under Delaware law or MMC’s by-laws, may not be delegated to a committee of the Board. The Executive Committee meets as necessary, with all actions taken by the Committee reported at the next Board meeting. The Executive Committee did not meet in 2008.

Director Compensation

Executive Directors

Executive directors (currently only Mr. Duperreault) receive no compensation for their service as directors.

Independent Directors

The Board’s compensation year runs from June 1 through May 31. The compensation scheme for independent directors is as follows:

Elements of Independent Director Compensation—2008
Basic Annual Retainer for All Independent Directors	$100,000 (25% in MMC common stock, 75% in cash)
Supplemental Annual Retainer for Independent Chairman of the Board	$150,000 in cash
Supplemental Annual Retainer for Committee Chairs	$15,000 in cash
Annual Grant of MMC Common Stock (June 1 of each year) under MMC Directors’ Stock Compensation Plan	Number of shares having grant-date market value of $100,000.

Independent directors are also eligible to participate in MMC’s matching-gift program for certain charitable gifts by employees.

Under the terms of MMC’s Directors’ Stock Compensation Plan, independent directors receive twenty-five percent of their basic annual retainer in MMC common stock at the fair market value thereof (based on the high and low prices on the immediately preceding trading date), as well as their annual stock grant, on each June 1. The balance of their compensation is paid quarterly (for pay periods ending on August 15, November 15, February 15 and May 15), in the form of cash, MMC common stock or a combination thereof, as the director elects. An independent director may defer receipt of all or a portion of any compensation to be paid in MMC common stock until a specified future date.

2008 Independent Director Compensation

The table below indicates total compensation received by independent directors for service on the Board and its committees during fiscal 2008:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Leslie M. Baker, Jr.	90,000	125,000	—	215,000
Zachary W. Carter (4)	90,000	125,000	5,000	220,000
Oscar Fanjul (5)	75,000	125,000	—	200,000
Stephen R. Hardis (6)	225,000	125,000	5,000	355,000
Gwendolyn S. King	90,000	125,000	—	215,000
Lord Lang	90,000	125,000	—	215,000
Bruce P. Nolop (7)	62,568	125,000	5,000	192,568
Marc D. Oken	90,000	125,000	—	215,000
David A. Olsen	75,000	125,000	5,000	205,000
Morton O. Schapiro	75,000	125,000	5,000	205,000
Adele Simmons (8)	82,500	125,000	—	207,500

(1)

On June 1, 2008, independent directors received 25% of their $100,000 basic annual retainer in the form of MMC common stock, as reflected in the “Stock Awards” column and described in footnote 2 below. The amounts in this “Fees Earned or Paid in Cash” column reflect the balance ($75,000) of the independent directors’ basic annual retainer payable in fiscal 2008, as well as any supplemental retainer payable during fiscal 2008. Each committee chair (except for that of the Executive Committee) receives $15,000 for such service, payable in four quarterly payments. The committee chairs compensated in this manner were:

Mr. Baker (Finance); Mr. Carter (Compliance); Ms. King (Directors and Governance); Lord Lang (Compensation); Mr. Oken (Audit) and Ms. Simmons (Corporate Responsibility). Committee members other than the chairs receive no additional compensation for such service. These basic and supplemental retainer amounts were payable in cash, but directors could elect to receive all or a portion of these amounts in shares of MMC common stock. A director making such an election could further elect to receive such shares immediately or to defer receipt until a specified future date. Mr. Hardis elected to receive all of these amounts in MMC common stock on a deferred basis. Ms. King elected to receive 20% of these amounts in MMC common stock on a deferred basis. All of the other independent directors received these amounts in cash.

(2)

This column reflects (i) 3,645.64 shares of MMC common stock, representing the annual stock grant having a grant-date market value of $100,000 and (ii) 911.41 shares of MMC common stock, representing 25% of the $100,000 basic annual retainer for the 2008 director compensation year. All such shares were awarded on June 1, 2008, at $27.43 per share. The amounts shown in this column constitute the dollar amount recognized by MMC for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123(R). Assumptions used in the calculation of these amounts are included in Note 9 to MMC’s audited financial statements for the fiscal year ended December 31, 2008, included in MMC’s Annual Report on Form 10-K filed with the SEC on February 27, 2009. Messrs. Carter, Hardis, Schapiro and Ms. King and Ms. Simmons elected to defer receipt of all of these shares (i.e., 4,557.05 shares of MMC common stock).

At the end of 2008, the aggregate number of deferred shares held for the account of each current director who has elected deferral was: Mr. Carter, 4,883 shares; Mr. Hardis, 60,587 shares; Ms. King, 31,981 shares; Mr. Schapiro, 20,276 shares; and Ms. Simmons, 49,514 shares. Dividends on these deferred shares are reinvested into additional deferred shares for each director’s account.

(3)

MMC maintains a matching gifts program for employees and directors, pursuant to which MMC matches, on a dollar-for-dollar basis, charitable contributions to certain educational institutions up to $5,000 in any one year. The amounts shown in the table represent MMC’s matching contribution to educational institutions.

(4)	Mr. Carter’s cash compensation is paid directly to the law firm of Dorsey & Whitney LLP, in which he is a partner, pursuant to an agreement between Mr. Carter and the firm.

(5)	Mr. Fanjul serves on MMC’s International Advisory Board, but receives no additional compensation for such service.

(6)	Mr. Hardis is the independent chairman of the Board.

(7)	Mr. Nolop joined the Board on January 16, 2008; thus his retainer fees were pro-rated for the November 15, 2007 to February 15, 2008 pay period.

(8)	The Corporate Responsibility Committee was formed in May 2008; therefore, Ms. Simmons received two quarterly payments totaling $7,500 for service as chair of this committee during 2008.

ITEM 1

ELECTION OF DIRECTORS

Our Board of Directors currently has twelve members. At last year’s annual meeting, MMC stockholders approved a company-sponsored amendment to MMC’s Restated Certificate of Incorporation providing for the elimination of the classified board structure that had previously been in place. Beginning with this year’s annual meeting, the Class II directors whose terms are expiring are being nominated for election as directors for a one-year term expiring at next year’s annual meeting of stockholders. At next year’s annual meeting, the Class III directors whose terms will be expiring will also be subject to election for a one-year term as part of a declassified board. At the following year’s annual meeting, the Class I directors whose terms will be expiring will be subject to election for a one-year term. In 2011, the entire Board will be subject to election for a one-year term as a fully declassified board.

At the 2009 annual meeting, stockholders will vote on the election of the four nominees described below, Leslie M. Baker, Jr., Gwendolyn S. King, Marc D. Oken and David A. Olsen. Each nominee is currently a member of the Board whose current term as director is expiring at the 2009 annual meeting. The Board has nominated each of these individuals for reelection to the Board at the 2009 annual meeting, to serve until the 2010 annual meeting or until his or her successor is elected and qualified. Each nominee has indicated to MMC that he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

The following section contains information provided by the nominees and continuing directors about their principal occupations, business experience and other matters.

The Board of Directors recommends a vote FOR the election of all nominees.

Nominees for Election

for a Term Expiring in 2010

Leslie M. Baker, Jr.	Director since 2006
Audit Committee
Compliance Committee
Finance Committee (Chair)

Mr. Baker, age 66, was chairman of Wachovia Corporation from 2001 until his retirement in 2003. Mr. Baker joined Wachovia in 1969, where he served as chairman, president and chief executive officer from 1998 to 2001, and as chief executive officer from 1994 to 1998. He is a director of the North Carolina Arboretum, Marine Corps Heritage Foundation, Old Salem, Inc. and the James B. Hunt Institute for Education.

Gwendolyn S. King	Director since 1998
Directors and Governance Committee (Chair)
Executive Committee

Ms. King, age 68, is president of Podium Prose, a speaker’s bureau. From 1992 until 1998, she was senior vice president, corporate and public affairs at Peco Energy. From 1989 to 1992, she served as commissioner of the Social Security Administration in the U.S. Department of Health and Human Services. Ms. King is a director of Lockheed Martin Corporation, Monsanto Company and the not-for-profit National Association of Corporate Directors.

Marc D. Oken	Director since 2006
Audit Committee (Chair)
Executive Committee
Finance Committee

Mr. Oken, age 62, is the managing partner of Falfurrias Capital Partners, a private equity firm. He was chief financial officer of Bank of America Corporation from 2004 to 2005. Mr. Oken joined Bank of America in 1989 as executive vice president–chief accounting officer, a position he held until 1998, when he became executive vice president–principal finance executive. He is a director of Sonoco Products Company and Star Scientific, Inc.

David A. Olsen	Director since 1997
Audit Committee
Compliance Committee
Corporate Responsibility Committee

Mr. Olsen, age 71, was chairman and chief executive officer of Johnson & Higgins from 1991 until its business combination with MMC in 1997. He served as vice chairman of MMC from May through December 1997. He joined Johnson & Higgins in 1966. Mr. Olsen is a trustee emeritus of Bowdoin College, a director of Salisbury Visiting Nurses Association, and an advisory board member of the Salisbury Housing Trust.

Directors Continuing in Office

(Term Expiring in 2010)

Zachary W. Carter	Director since 2004
Audit Committee
Compliance Committee (Chair)
Executive Committee

Mr. Carter, age 59, is a partner at the law firm of Dorsey & Whitney LLP, where he is co-chair of the White Collar Crime and Civil Fraud practice group. He joined Dorsey & Whitney in 1999. Mr. Carter was the United States Attorney for the Eastern District of New York from 1993 to 1999. Mr. Carter is a director of Cablevision Systems Corporation and is chairman of the Mayor’s Advisory Committee on the Judiciary, chairman of the board of directors of Hale House Center, Inc. and a trustee of the New York University School of Law and the Vera Institute of Justice.

Brian Duperreault	Director since 2008
Executive Committee
Finance Committee

Mr. Duperreault, age 61, is president and chief executive officer of MMC, a position he assumed in January 2008. Prior to joining MMC, Mr. Duperreault served as chairman and chief executive officer of ACE Limited from 1994 to 2004, and continued as chairman through the end of 2007. Prior to ACE, Mr. Duperreault was with American International Group (AIG) for more than 20 years, holding numerous positions and eventually becoming executive vice president of AIG Foreign General Insurance and chairman and chief executive of AIG’s American International Underwriters (AIU). Mr. Duperreault is a director of Tyco International Ltd.

Oscar Fanjul	Director since 2001
Compensation Committee
Finance Committee

Mr. Fanjul, age 59, is vice chairman of Omega Capital, a private investment firm in Spain. Previously, Mr. Fanjul was chairman and chief executive officer of Repsol YPF, S.A. Mr. Fanjul is a director of Acerinox, the Lafarge Group, the London Stock Exchange, Areva (Conseil de Surveillance) and a member of MMC’s International Advisory Board. He is a trustee of the International Accounting Standards Committee Foundation and of the Amigos del Museo del Prado Foundation.

Bruce P. Nolop	Director since 2008
Audit Committee
Corporate Responsibility Committee
Finance Committee

Mr. Nolop, 58, is chief financial officer of E*Trade Financial Corporation. Mr. Nolop was executive vice president and chief financial officer of Pitney Bowes Inc. from 2000 through March 1, 2008. From 1993 to 2000, he was a managing director, mergers & acquisitions, at Wasserstein Perella & Co. Prior thereto, he was a vice president with Goldman, Sachs & Co. for six years, and previously held positions with Kimberly-Clark Corporation and Morgan Stanley & Co. Mr. Nolop serves on the boards of directors of two non-profit organizations, JA Worldwide and Regional Plan Association.

Directors Continuing in Office (Term Expiring in 2011)

Stephen R. Hardis	Director since 1998
Compensation Committee
Directors and Governance Committee
Executive Committee (Chair)
Finance Committee

Mr. Hardis, age 73, was chairman of Eaton Corporation from 1996 until his retirement in 2000. Mr. Hardis joined Eaton in 1979, and was its chief executive officer from 1995 to 2000. He was chairman of Axcelis Technologies, Inc. from 2000 until May 2005. He is lead director of Axcelis Technologies, Inc. and a director of Lexmark International Corporation, Nordson Corporation and Progressive Corporation.

The Rt. Hon. Lord Lang of Monkton, DL	Director since 1997
Compensation Committee (Chair)
Directors and Governance Committee
Executive Committee
Finance Committee

Lord Lang, age 68, began his career as an insurance broker. He was then a member of the British Parliament from 1979 to 1997. He served in the cabinet as president of the Board of Trade and secretary of state for trade and industry from 1995 to 1997 and as secretary of state for Scotland from 1990 to 1995. Lord Lang is chairman of Thistle Mining Inc. He is also a non-executive director of Charlemagne Capital Ltd. Former non-executive directorships include General Accident plc, CGU plc and The Automobile Association (UK). Lord Lang is also a member of the Prime Minister’s Advisory Committee on Business Appointments (UK).

Morton O. Schapiro	Director since 2002
Compensation Committee

Directors and Governance Committee

Mr. Schapiro, age 55, has been president of Williams College since 2000. Mr. Schapiro will be leaving Williams College in the summer of 2009 to become president of Northwestern University as of September 1, 2009. Prior to joining Williams, he was dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the University’s vice president for planning from 1999 to 2000 and chair of its Department of Economics from 1991 to 1994. Mr. Schapiro is a trustee of the Williamstown Theatre Festival, the Sterling & Francine Clark Art Institute, Williams College, the Massachusetts Museum of Contemporary Art and Hillel.

Adele Simmons	Director since 1978
Corporate Responsibility Committee (Chair)
Directors and Governance Committee

Mrs. Simmons, age 67, is vice chair of Chicago Metropolis 2020 and president of the Global Philanthropy Partnership. From 1989 to 1999, she was president of the John D. and Catherine T. MacArthur Foundation. Ms. Simmons is a director of the Shorebank Corporation. She also is a member of the boards of the Field Museum of Chicago, the Union of Concerned Scientists and the Environmental Defense Fund.

STOCK OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table reflects the number of shares of our common stock, which each director and each named executive officer, as defined below under “Compensation of Executive Officers—Compensation Discussion and Analysis” on page 26, has reported as owning beneficially or in which he or she otherwise has a pecuniary interest. The table also shows the number of shares owned beneficially or otherwise by all directors and executive officers of MMC as a group. These common stock holdings are as of February 27, 2009, except with respect to interests in MMC’s 401(k) Savings & Investment Plan and Supplemental Savings & Investment Plan, which are as of December 31, 2008, and except as otherwise described in the footnotes to the table. The table also includes the number of shares of common stock beneficially owned by persons known to MMC to own more than five percent of our outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1)
	Sole Voting and Investment Power	Other than Sole Voting and Investment Power (2)	Total
Leslie M. Baker, Jr.	13,534	—	13,534
Matthew B. Bartley (3)	8,465	76,264	84,729
Peter J. Beshar	45,302	342,635	387,937
M. Michele Burns	3,786	219,638	223,424
Zachary W. Carter	8,014	4,930	12,944
Michael G. Cherkasky (3)	2,381	1,091,719	1,094,100
Brian Duperreault	60,453	749,430	809,883
Oscar Fanjul	34,532	9,700	44,232
Simon V. Freakley (3)	24,968	8,701	33,669
Daniel S. Glaser	33,324	193,720	227,044
Stephen R. Hardis	22,000	63,844	85,844
Gwendolyn S. King	—	32,901	32,901
Lord Lang	12,499	12,128	24,627
Bruce P. Nolop	4,557	—	4,557
Marc D. Oken	16,209	2,325	18,534
David A. Olsen	617,231	36,308	653,539
Morton O. Schapiro	—	20,469	20,469
Adele Simmons	119,267	45,556	164,823
David Spiller (3)	4,439	97,971	102,410
Vanessa A. Wittman	—	41,547	41,547
All directors and executive officers as a group (4)	1,097,080	3,839,919	4,936,998

Name	Amount Beneficially Owned	Percentage of Stock Outstanding as of December 31, 2008
Capital World Investors (5)	31,255,500	6.1%
333 South Hope Street
Los Angeles, CA 90071
Morgan Stanley (6)	26,943,010	5.2%
1585 Broadway
New York, NY 10036
PRIMECAP Management Company (7)	26,058,375	5.07%
225 South Lake Ave., #400
Pasadena, CA 91101
Wellington Management Company, LLP (8)	29,870,639	5.81%
75 State Street
Boston, MA 02109

(1)

No director or named executive officer beneficially owned more than 1% of MMC’s outstanding common stock, and all directors and executive officers as a group beneficially owned approximately .96% of MMC’s outstanding common stock.

(2)

This column includes shares of common stock that: (i) are held in the form of shares of restricted stock; (ii) are held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed; and/or (iii) represent such individuals’ interests in MMC’s 401(k) Savings & Investment Plan. With respect to Mr. Fanjul, an MMC director, this column reflects shares of MMC common stock held indirectly through intermediary companies which are either wholly owned by Mr. Fanjul and his spouse or 98.2% owned by such wholly-owned company.

This column also includes:

•

MMC common stock or stock units subject to issuance in the future with respect to the Directors’ Stock Compensation Plan, cash bonus deferral plans or MMC’s Supplemental Savings & Investment Plan, and restricted stock units in the following aggregate amounts: Mr. Bartley, 72,335 shares; Mr. Beshar, 71,999 shares; Ms. Burns, 91,323 shares; Mr. Carter, 4,930 shares; Mr. Cherkasky, 142,283 shares; Mr. Duperreault, 483,142 shares; Mr. Freakley, 8,701 shares; Mr. Glaser, 168,720 shares; Mr. Hardis, 63,844 shares; Ms. King, 32,501 shares; Mr. Schapiro, 20,469 shares; Mrs. Simmons, 45,556 shares; Mr. Spiller, 97,971 shares; Ms. Wittman, 41,547 shares; and all directors and executive officers as a group, 1,584,250 shares; and

•

Shares of MMC common stock which may be acquired on or before April 30, 2009 through the exercise of stock options as follows: Mr. Beshar, stock options totaling 100,000 shares and performance options totaling 170,636 shares; Ms. Burns, performance options totaling 128,315 shares; Mr. Cherkasky, performance options totaling 820,967 shares; Mr. Duperreault, stock options totaling 200,000 shares and performance options totaling 66,288 shares; Mr. Glaser, performance options totaling 25,000 shares; and all directors and executive officers as a group, 1,996,602 shares. Vested performance options generally do not become exercisable until the trading day following the tenth consecutive trading day that the closing price of a share of MMC common stock on the NYSE exceeds the grant price of the options by fifteen percent (15%) or more. In the case of Mr. Cherkasky, a portion of the vested performance options do not become exercisable until the trading day following the thirtieth consecutive trading day that the closing price of a share of MMC common stock on the NYSE exceeds the grant price of the options by fifteen percent (15%).

(3)

Except with regard to outstanding stock options and interests in MMC’s 401(k) Savings & Investment Plan and MMC’s Supplemental Savings & Investment Plan, which are as of the dates described in the introduction to the table, the common stock holdings of Messrs. Bartley, Cherkasky, Freakley and Spiller are as of their respective last dates of employment with MMC, taking into account any subsequent forfeitures of equity-based awards.

(4)	This group includes the individuals listed in the table, plus six additional executive officers.

(5)

This information is based upon the number of shares of common stock listed in a Schedule 13G filed by Capital World Investors, a division of Capital Research and Management Company, dated February 6, 2009.

(6)	This information is based upon the number of shares of common stock listed in a Schedule 13G filed by Morgan Stanley, dated February 16, 2009.

(7)	This information is based upon the number of shares of common stock listed in a Schedule 13G filed by PRIMECAP Management Company, dated February 5, 2009.

(8)	This information is based upon the number of shares of common stock listed in a Schedule 13G filed by Wellington Management Company, dated February 17, 2009.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following is a discussion and analysis of our executive compensation program. This section describes the compensation decisions made for 2008 with respect to MMC’s president and chief executive officer, Brian Duperreault; MMC’s chief financial officer, Vanessa A. Wittman; and MMC’s other executive officers as of December 31, 2008, Daniel S. Glaser, M. Michele Burns and Peter J. Beshar, who are included in the Summary Compensation Table on page 42. We refer to these executive officers in this “Compensation Discussion and Analysis” section as our “named executive officers.” Under the rules of the Securities and Exchange Commission (the “SEC”), Michael G. Cherkasky, Matthew B. Bartley, David H. Spiller and Simon Freakley also qualify as named executive officers for 2008; however, because their employment terminated during 2008, this section generally does not discuss or analyze their compensation. Their payments and benefits are disclosed in the compensation tables following this section.

This section also includes statements regarding the use of various performance metrics and related target levels in the limited context of our executive compensation program. These target levels are not intended to be statements of management’s expectations of our future financial results or other guidance. Investors should not apply these target levels in any other context.

Overview

MMC is a global professional services firm with more than 54,000 employees worldwide, serving a diverse range of clients and operating across three distinct business segments:

■	Risk and insurance services;

■	Consulting; and

■	Risk consulting and technology.

As a global professional services firm, one of MMC’s most valuable resources is our employees. MMC’s long-term success depends on their skill, integrity and dedication. To achieve our goals, we must attract, motivate and retain highly talented individuals at all levels of the organization who will enhance MMC’s financial position and who reflect and promote high standards of ethics and business conduct.

Executive Leadership Changes

Late 2007 and 2008 were marked by significant changes in the top leadership of MMC. In December 2007, Mr. Glaser was hired as the chief executive officer of Marsh. In late December 2007, MMC announced that its president and chief executive officer, Mr. Cherkasky, would be leaving the organization. At the end of January 2008, Mr. Duperreault was hired and became MMC’s president and chief executive officer, replacing Mr. Cherkasky. Thereafter, Mr. Duperreault assembled his leadership team, replacing a number of MMC’s top executives. Notably:

■	In February 2008, Peter Zaffino was promoted to replace Mr. Spiller as the chief executive officer of Guy Carpenter;

■

In March 2008, Benjamin F. Allen was promoted to replace Mr. Freakley as the chief executive officer of Kroll, and Mr. Freakley became the chief executive officer of the corporate advisory and restructuring businesses (which were subsequently disposed of in late 2008); and

■

In June 2008, MMC announced that its chief financial officer, Mr. Bartley, would be leaving the organization. In September 2008, Ms. Wittman was hired and replaced Mr. Bartley as the chief financial officer of MMC in October 2008.

Because MMC typically sets budgets and performance objectives from November through January of each year, the newly assembled leadership team had to quickly assess its own priorities and financial objectives. Therefore, MMC’s executive compensation actions in February and March 2008 taken by the Compensation Committee based on recommendations from Mr. Duperreault, notably the structure of the 2008 annual bonus program for executives (discussed below in “Annual Bonus”), were designed to recognize that the leadership team was in transition.

As 2008 progressed, the Compensation Committee reassessed MMC’s executive compensation policies and practices to align them with MMC’s key objectives as determined by Mr. Duperreault’s leadership team. As part of that reassessment, the Compensation Committee adopted guiding principles to serve as a foundation for future executive compensation design, decisions and actions at MMC (as discussed below in “MMC Executive Compensation Guiding Principles”). The Compensation Committee also reviewed and refined the composition of MMC’s market comparison group, which is used to evaluate MMC’s executive compensation arrangements and decisions (as discussed below in “Competitiveness of Pay”).

As discussed below in “Employment Arrangements,” the Compensation Committee determined that it was no longer necessary to routinely use employment agreements for our senior executives. Accordingly, MMC is moving to basic employment letters for new executives. The employment letters are intended to limit and/or remove provisions of the employment agreements that could be perceived as guarantees or entitlements.

COMPENSATION PRINCIPLES, POLICIES AND PRACTICES

MMC Executive Compensation Guiding Principles

During 2008, the Compensation Committee established the following guiding principles for future executive compensation design, decisions and actions:

■

Align with shareholder value creation through consistency in performance expectations across operating companies (“equal pay for equal stretch”) with flexibility to recognize different business models and markets for talent;

■

Support a strong performance culture through accountability-driven variable compensation, a greater proportion of variable compensation and the ability to differentiate across businesses and among individuals based upon actual results;

■

Reflect competitive target pay for competitive benchmark performance by setting target compensation at the market median with an opportunity for compensation above the market median through variable compensation; and

■	Maximize employees’ perceived value of our programs through more transparent processes and communication.

These principles are being implemented through, for example, the design and structure of the 2009 annual bonus program, which seeks to tie each executive’s variable compensation to identifiable annual financial and strategic objectives for which the executive is directly accountable. Also, the target compensation levels for newly hired or promoted executives are being set at market median, with an opportunity for above median compensation through variable compensation.

MMC Executive Compensation Program

The Compensation Committee seeks to ensure that MMC’s executive compensation policies and programs attract and retain the most highly qualified and capable professionals while motivating them to lead MMC and our diverse businesses in the long- term interest of MMC’s shareholders. MMC uses an integrated compensation framework that is intended to coordinate the allocation of compensation among fixed and variable elements of compensation, which lays the foundation for a pay-for-performance approach.

Our pay-for-performance approach is generally intended to link variable compensation with key corporate priorities, tangible financial and strategic results and shareholder returns. As a result, a significant portion of a senior executive’s total compensation may fluctuate, based on MMC stock price or achievements against pre-established, quantifiable financial performance objectives and individual performance measures.

This compensation framework is designed to integrate the primary components of our executive compensation program for each fiscal year, which runs concurrently with the calendar year. Accordingly, the Compensation Committee determines and approves the pay-out amounts of annual bonus awards and the grant of annual long-term incentive awards in February following the end of the applicable performance year as well as base salary increases, if any, for the upcoming performance year. In doing so, the Compensation Committee considers the performance of MMC and, as applicable, each senior executive’s operating company, as well as individual performance, subject to any existing contractual commitments. This approach enables the Compensation Committee to evaluate performance on a consistent basis and to consider the appropriate proportion of variable compensation for each senior executive’s total compensation. While the Compensation Committee recognizes that adjusting the level of one element of compensation for a senior executive in any year may affect the determination of another element of compensation for that senior executive, the Compensation Committee does not require or assume any fixed relationship among the various elements of compensation within the total compensation framework.

Pension accruals and compensation previously paid to our named executive officers, including amounts realized or realizable under prior equity-based awards, did not affect the Compensation Committee’s compensation decisions for 2008. This reflects the Compensation Committee’s view that a senior executive’s base salary, annual bonus and annual long-term incentive compensation should reflect current performance and the market value of his or her services.

The Compensation Committee does not establish nor does it require any fixed relationship between the compensation of MMC’s president and chief executive officer and that of any other senior executive.

Focus on Variable Compensation

Our general pay-for-performance approach ties a significant portion of our senior executives’ target total compensation to MMC’s performance and, as applicable, to the performance of the appropriate operating company. The terms of the employment agreement or employment letter for each named executive officer govern the allocation between his or her fixed and variable components of compensation.

Base salary represents the “fixed” component of our executive compensation program, while our annual bonus program and our annual long-term incentive compensation program represent the “variable” components of our executive compensation program. Base salary and awards under the annual bonus program are paid in cash, while awards granted to our named executive officers under the annual long-term incentive compensation program are equity-based awards that result in the delivery of shares of MMC common stock upon the achievement of specified conditions. Our variable compensation programs are intended to provide a mix of complementary compensation elements. The annual bonus program is designed to reward senior executives for achievement of key corporate financial and individual objectives, whereas our long-term incentive compensation program is intended to meaningfully align the compensation of senior executives with MMC’s stock price performance. We provide an illustration of this alignment by showing the impact of recent prices of MMC’s common stock on our senior executives’ outstanding long-term incentive compensation awards under “Components of the Executive Compensation Program—Annual Long-term Incentive Compensation” at page 35. The objectives of these various forms of compensation are further discussed below in “Components of the Executive Compensation Program” at page 31.

The Compensation Committee does not rely on a specific formula to determine the allocation between fixed and variable components of compensation. Generally, it considers market data applicable to the senior executive’s position at the time of hire or execution of employment letter if different from the time of hire. With respect to 2008, 84.4% of the target total compensation (i.e., the target value of compensation without regard to benefits) for Mr. Duperreault and his leadership team was in the form of variable compensation. This percentage was determined using the targeted annual bonuses and the targeted full grant date fair value of annual long-term incentive awards. In contrast, the amount that is reported in the Summary Compensation Table at page 42 reflects the amortized compensation cost under SFAS No. 123(R) for equity-based awards made in 2008 and prior years.

Competitiveness of Pay

We periodically review and consider the level and form of market compensation, general compensation trends and new developments within the various business sectors in which we operate. MMC’s market comparison group is intended to represent key competitors of our operating companies based upon the company’s primary business lines and annual revenue, as well as select publicly traded companies in the insurance, insurance brokerage, professional services and consulting industries with whom we compete for talent. The market comparison groups for our operating companies consist of global publicly traded companies that we deem to be competitive with our operating companies in their specific business sector and are based primarily in the insurance, insurance brokerage or professional services and consulting sectors.

Given MMC’s unique group of businesses, identifying a market group of comparable publicly traded companies continues to be challenging, especially because a number of key competitors are not publicly traded companies. In an effort to manage this challenge, we periodically review our market comparison group. In mid-2008, we revised the market comparison groups for MMC and our operating companies to incorporate the most relevant competitor companies based upon their primary business lines, annual revenue and talent pool. MMC’s market comparison group consisted of: Accenture, ACE, Aetna, Aon, Chubb, Cigna, Hartford Financial Services, Hewitt Associates, Lincoln Financial Group, Principal Financial Group, Prudential Financial, Travelers Companies, Watson Wyatt, Willis and XL Capital. We used more targeted market comparison groups for our operating companies. For example:

■	The market comparison group for Marsh consisted of Aon Risk Services (a subdivision of Aon), Arthur J. Gallagher, Benfield, Brown & Brown, Jardine Lloyd Thompson and Willis; and

■	The market comparison group for Mercer consisted of Accenture, Aon Consulting (a subdivision of Aon), BearingPoint, Hewitt Associates and Watson Wyatt.

In 2008, we updated our analysis of competitive market data for the revised MMC market comparison group. This updated analysis incorporates aspects of compensation competitiveness such as compensation levels, elements of compensation and the proportion of variable compensation in a senior executive’s total compensation. The Compensation Committee used this updated analysis in the compensation arrangements for executives hired during 2008. For example, this updated analysis indicated that the proportion of both variable and long-term compensation as a percentage of total compensation was below market median for MMC’s chief financial officer. Consequently, when we hired Ms. Wittman, the Compensation Committee aligned her compensation level and the proportion of her variable compensation with MMC’s market median, thereby reinforcing our guiding principles of a strong performance culture and shareholder value creation.

Employment Arrangements

During the past few years, in recognition of MMC’s significantly changed business environment, the Compensation Committee determined that it would be in the best interests of MMC and its shareholders to enter into written employment agreements with its senior executives. Those employment agreements were designed to reflect terms and conditions that were reasonable and necessary to attract and retain the services of these individuals at that time. A common template for the employment agreements was developed and approved by the Compensation Committee in consultation with its independent compensation consultant, Towers Perrin.

When Mr. Duperreault was hired in January 2008, the Compensation Committee, working with its independent compensation consultant, structured Mr. Duperreault’s employment agreement to reflect terms that strongly align with the interests of MMC’s stockholders. To that end, the compensation provided under the employment agreement is heavily weighted towards equity-based compensation, much of it with significant performance hurdles. In addition, the employment agreement provides that Mr. Duperreault will not be entitled to any cash severance upon his termination of employment.

In 2008, the Compensation Committee, in support of a suggestion from Mr. Duperreault, began to move away from the use of formal employment agreements that had been deemed necessary over the last few years. Accordingly, executives hired or promoted in 2008 received a basic employment letter setting forth the terms and conditions of their initial or continued employment, as applicable. Each employment letter contains only basic terms, including the executive’s base salary, annual bonus target range (generally with the bottom of the range as zero or an initial year pro-rated minimum bonus for a new executive, such as Ms. Wittman) and long-term incentive compensation target range. The employment letter also provides that the executive will participate in MMC’s Senior Executive Severance Pay Plan, which generally provides a severance payment solely in the event of an involuntary termination of employment without cause (as defined) equal to the executive’s then-current base salary and three-year average annual bonus, plus a pro-rata bonus for the year of termination. The terms of the Senior Executive Severance Pay Plan are described more fully in “Severance Arrangements” at page 38.

Executive Compensation Corporate Governance Policies

Our Board periodically reviews corporate governance practices at MMC on an ongoing basis. In 2007, the Compensation Committee adopted three corporate governance policies affecting executive compensation. The first two policies cover MMC’s executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, while the third policy affects equity-based awards granted to all employees. These policies remained in place during 2008.

■

Shareholder Approval of Severance Agreements: Shareholder approval is required for any severance agreement with an executive officer adopted on or after May 16, 2007, that provides for a cash severance payment that exceeds 2.99 times his or her base salary and three-year average annual bonus.

■

“Clawback” of Incentive Compensation in Case of Certain Financial Restatements: MMC may, to the extent permitted by applicable law, cancel or require reimbursement of any annual bonus awards received by an executive officer after July 19, 2007, if and to the extent that:

☐	The amount of the annual bonus award was based on the achievement of specified consolidated and/or operating company financial results, and MMC subsequently restates those financial results;

☐	In the Compensation Committee’s judgment, the executive officer engaged in intentional misconduct that contributed to the need for the restatement; and

☐	The executive officer’s annual bonus award would have been lower if the financial results in question had been properly reported.

In such a case, MMC will seek to recover from the executive officer the amount by which the actual annual bonus award paid for the relevant period exceeded the amount that would have been paid based on the restated financial results. The policy provides that MMC will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed.

■

“Double-Trigger” Condition for Vesting of Equity-Based Awards Upon a Change in Control: Beginning with equity-based awards granted on or after March 15, 2007, the Compensation Committee has directed that a “double-trigger” condition apply to the vesting of such awards. Under the double-trigger provision, a change in control of MMC by itself would not cause an employee’s equity-based award to vest, so long as the award is assumed or replaced on equivalent terms. In that case, vesting would occur pursuant to the award’s original vesting schedule or if the employee’s employment terminates without “cause” or for “good reason” during the 24 months following a change in control. The definitions of “cause” and “good reason” for these purposes are substantially similar to those summarized in “Potential Payments Upon Termination or Change in Control—Termination of Employment” at page 62. Equity-based awards granted before March 17, 2007, generally provide that such awards will vest in full upon a change in control of MMC.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

The principal components of our executive compensation program are:

■	Base salary;

■	Annual bonus;

■	Annual long-term incentive compensation; and

■	Benefits.

Base Salary

Base salary is intended to provide a fixed level of compensation that is appropriate given a senior executive’s role in the organization, his or her skills and experience and the competitive market for his or her position.

In general, a senior executive’s base salary is adjusted when the Compensation Committee determines that an adjustment is appropriate or necessary to reflect a change in his or her responsibilities, growth in his or her job or changing market or internal equity conditions. The base salaries paid to our named executive officers in 2008 are disclosed in the “Salary” column of the Summary Compensation Table at page 42.

None of our named executive officers received base salary increases during 2008.

Annual Bonus

Our annual bonus program is intended to advance the interests of MMC and our shareholders by linking the cash incentive compensation of our senior executives to the achievement of key corporate financial and individual objectives. This program is designed to reward performance achievements with a time horizon of one year or less and to complement our annual long-term incentive compensation program. The Compensation Committee believes that providing annual cash incentive opportunities is an important part of maintaining a competitive executive compensation program. Furthermore, the Compensation Committee believes that the annual bonus award should primarily be determined based on the achievement of objective, measurable financial results, but it also recognizes that an important component of executive performance is measured by factors other than just the short-term financial performance of MMC or its operating companies, as described in “Individual Performance Measures” at page 33.

MMC’s executive leadership was in transition when the design of the 2008 annual bonus program was finalized. Recognizing that, in this transitional setting, qualitative performance factors would assume increased importance, the weighting of financial performance was reduced from prior years’ design. Accordingly, the annual bonus framework for 2008 provided for 50% financial performance and 50% individual performance. For 2009, the Compensation Committee intends to return to a 75% weighting for financial performance and 25% for individual performance. Also, Messrs. Duperreault and Glaser and Ms. Wittman, all of whom joined MMC in late 2007 or during 2008, have an initial year minimum bonus specified in his or her employment agreement or employment letter.

Financial Performance Measures. In early 2008, the Compensation Committee confirmed that continuing to broadly support MMC shareholder long-term value creation and to heighten the focus on profitability for those executives with operating company responsibility were the key financial objectives for MMC. Consequently, the Compensation Committee selected MMC’s earnings per share and pre-bonus net operating income as the appropriate financial performance measures for the year. This represents a shift from the approach in 2007, which included revenue as a performance measure to focus all executives on top line growth.

The following table provides the weights, measures, targets and calculations that applied to each executive’s 2008 annual bonus award:

2008 Annual Bonus—Performance Framework

Component	Weighting		Measure	Target	Results
	Executives with Operating Company Responsibility	Executives without Operating Company Responsibility			Actual	Payout
MMC Financial Performance	25%	50%	MMC earnings per share	$1.49	$1.45	93%

Operating Company Financial Performance	25%	N/A	Pre-bonus Net Operating Income	Marsh: $562M	$763M	200%
				Mercer: $764M	$742M	93%

Individual Performance	50%	50%	See below

For purposes of the annual bonus awards, targets for the performance measures “earnings per share,” and “pre-bonus net operating income” were established early in the performance period. As described below, these performance measures reflect adjustments to the measures derived under accounting principles generally accepted in the United States (“GAAP”) and exclude the impact of “noteworthy items” as noted below. These “noteworthy items” are excluded for purposes of compensation award determination in order to neutralize the impact, both on the upside and downside, of items considered outside of core operations.

MMC Performance Measures. For purposes of the annual bonus awards: MMC’s “earnings per share” means earnings per share from continuing operations calculated in accordance with GAAP, adjusted to exclude the impact of “noteworthy items” (such as restructuring charges, goodwill impairment charges, and credits and costs related to certain legal and regulatory matters) identified in MMC’s quarterly earnings releases.

Operating Company Performance Measures. For purposes of the annual bonus awards: an operating company’s “pre-bonus net operating income” was calculated in accordance with GAAP, adjusted to exclude the annual bonus pool expense, the impact of currency exchange rate fluctuations, acquisitions and dispositions, the adverse impact of a professional liability matter at Marsh and “noteworthy items” identified in MMC’s quarterly earnings releases.

The Compensation Committee established the performance target levels for each measure with a range from 80% to 120% of target, as well as a range of bonus funding based upon actual results ranging from 0% to 200% of the target annual bonus. For each measure, the Compensation Committee determined that if performance was below the 80% performance threshold, it would be at the Compensation Committee’s discretion whether or not to make an award. Performance exceeded the 80% threshold for each measure in 2008.

Individual Performance Measures. For the 50% individual performance component, an executive’s performance was assessed by Mr. Duperreault and the Compensation Committee (and, in the case of Mr. Duperreault, by the Compensation Committee) using a framework that balanced the following as applicable to each executive:

■

Financial results: In addition to the financial performance measures described above, seizing and delivering on opportunities for profitable revenue growth, efficient capital allocation, identification of additional commercial opportunities and expense management;

■

Client results: Creating value for clients, delivering client solutions, serving clients with professional excellence that results in retention and increased client loyalty, product or service innovation, diversification or expansion to meet client needs and advance market reputation;

■

Operational excellence: Maximizing effectiveness and efficiency of business operations, managing and improving key processes within and across geographies and organizations, productivity management, compliance and controls and management of risk; and

■	Colleague capability: Enhancing colleague performance, capability and engagement, inspiring and motivating and promoting our culture and brand.

No specific weighting was allocated among the four performance measures set forth above.

Mr. Duperreault

Target Opportunity. Mr. Duperreault’s annual bonus target is a multiple of his base salary. As provided in his employment agreement, for 2008 Mr. Duperreault had a minimum annual bonus award of $2,250,000.

Annual Bonus Award Determination. Mr. Duperreault’s 2008 annual bonus award was $3,000,000, 133% of his target bonus, which was calculated as follows:

■	Financial Component: Actual 2008 MMC performance based on the earnings per share measure resulted in a payout calculation for this component of 93% of target.

■

Individual Component: The Compensation Committee’s assessment of Mr. Duperreault’s individual performance considered such factors as his leadership, which stabilized MMC and produced broadly improved performance during 2008 despite a turbulent external environment, while positioning MMC for future success. The Compensation Committee considered his role in the performance of the operating companies and the execution of their business strategies and his success in assembling and solidifying a cohesive leadership team for MMC within the corporate staff and the operating companies.

Ms. Wittman

Target Opportunity. Ms. Wittman’s annual bonus target is a multiple of her base salary, which reflects the midpoint of the target range set forth in her employment letter. As provided in her employment letter, for 2008 Ms. Wittman had a minimum annual bonus award of $250,000, representing a prorated target bonus based upon her September 2008 hire date.

Annual Bonus Award Determination. Ms. Wittman’s 2008 annual bonus award was $400,000, which was more than her minimum award. This award reflects the Compensation Committee’s assessment of her performance in 2008, including her effective transition to the chief financial officer position and her successful management of key processes and initiatives.

Mr. Glaser

Target Opportunity. Mr. Glaser’s annual bonus target is a multiple of his base salary and reflects the midpoint of the target range set forth in his employment agreement. As provided in his employment agreement, for 2008 Mr. Glaser had a minimum annual bonus award of $2,250,000.

Annual Bonus Award Determination. Mr. Glaser’s 2008 annual bonus award was $3,000,000, 133% of his target bonus, which was calculated as follows:

■

Financial Component: Actual 2008 MMC performance based on the earnings per share measure resulted in a payout calculation for this component of 93% of target. Actual 2008 Marsh performance of the pre-bonus net operating income measure resulted in a payout calculation for this component of 200% of target.

■

Individual Component: The Compensation Committee’s assessment of Mr. Glaser’s individual performance considered such factors as his key role in Marsh’s significantly improved performance, including his success in rebuilding Marsh’s leadership team and instilling operational and financial discipline.

Ms. Burns

Target Opportunity; Weighting of Performance Measures. Ms. Burns’ annual bonus target is a multiple of her base salary and reflects the midpoint of the target range set forth in her employment agreement.

Annual Bonus Award Determination. Ms. Burns’ 2008 annual bonus award was $1,700,000, 133% of her target bonus, which was calculated as follows:

■

Financial Component: Actual 2008 MMC performance based on the earnings per share measure resulted in a payout calculation for this component of 93% of target. Actual 2008 Mercer performance of the pre-bonus net operating income measure resulted in a payout calculation for this financial component of 93% of target.

■

Individual Component: The Compensation Committee’s assessment of Ms. Burns’ individual performance considered such factors as her key role in Mercer’s strong results in a difficult economic environment. The Compensation Committee also considered Ms. Burns’ progress in instilling operational and financial discipline while simplifying Mercer’s organizational structure and expanding Mercer’s product offerings.

Mr. Beshar

Target Opportunity; Weighting of Performance Measures. Mr. Beshar’s annual bonus target is a multiple of his base salary and reflects the midpoint of the target range set forth in his employment agreement.

Annual Bonus Award Determination. Mr. Beshar’s 2008 annual bonus award was $1,688,750, 97% of his target bonus, which was calculated as follows:

■	Financial Component: Actual 2008 MMC performance based on the earnings per share measure resulted in a payout calculation for this component of 93% of target.

■

Individual Component: The Compensation Committee’s assessment of Mr. Beshar’s individual performance considered such factors as the quality of his work and advice as MMC’s general counsel, his leadership in dealing with regulatory and legislative matters and his development of strategies to mitigate MMC’s legal risk.

Mr. Bartley

Historically, Mr. Bartley’s annual bonus target was based on a multiple of base salary, with the actual amount determined based on MMC and individual performance. In connection with the termination of his employment, the Compensation Committee determined that Mr. Bartley should receive a bonus of $1,387,500 in recognition of his significant contributions during 2008, particularly for his efforts during the months prior to the hiring of a new chief financial officer as well as facilitating an effective transition to Ms. Wittman.

Mr. Freakley

Historically, Mr. Freakley’s annual bonus target was based on a multiple of base salary, with the actual amount determined based on MMC and individual performance. Mr. Freakley had a minimum annual bonus award of $750,000 for 2008, which he received upon his termination of his employment in November 2008 in connection with the disposition of the corporate advisory and restructuring business.

Messrs. Cherkasky and Spiller

Messrs. Cherkasky and Spiller did not receive bonus award payments for performance year 2008.

Annual Long-term Incentive Compensation

Our annual long-term incentive program is intended to advance the interests of MMC and our shareholders by linking the compensation of our senior executives to performance over a multi-year period tied to the market price of MMC’s common stock. This component of our senior executives’ total compensation serves an important role in encouraging them to make decisions that enhance the long-term value of our shareholders’ investments.

The following table is intended to illustrate the alignment of our named executive officers’ long-term incentive compensation with MMC’s stock price performance by showing the impact of recent prices of MMC’s common stock on restricted stock units and performance restricted stock units held by the named executive officers as of December 31, 2008.

Impact of Recent Stock Prices on Value of Stock Unit Awards

Name	Outstanding MMC Stock Units as of 12/31/08 (#)	Grant Date Fair Market Value ($)	Fair Market Value as of 12/31/08 ($)		% Variance to Grant Date Fair Market Value[1]	Fair Market Value as of 2/27/09 ($)		% Variance to Grant Date Fair Market Value[2]
Brian Duperreault	411,124	11,132,519	9,977,979		-10%	7,371,453		-34%
Vanessa A. Wittman	15,293	500,005	371,161		-26%	274,203		-45%
Daniel S. Glaser	116,212	3,000,013	2,820,465		-6%	2,083,681		-31%
M. Michele Burns 3,4	119,776	3,753,012	2,798,583	(3),(4)	-25%	2,154,591	(3),(4)	-43%
Peter J. Beshar 3	86,198	2,429,891	1,902,719	(3)	-22%	1,405,676	(3)	-42%

1	The closing price of MMC’s common stock on December 31, 2008 was $24.27.

2	The closing price of MMC’s common stock on February 27, 2009 was $17.93. Excludes impact of award distributions in January and February 2009.

3

PRUs granted in 2006 are valued at 48% of target, their actual payout rate in 2009. PRUs granted in 2007 are valued at 100% of target and will be distributed in 2010 after application of financial metrics.

4

PRUs granted in 2008 to Ms. Burns have three tranches. The first tranche has been converted to MMC stock units at 100% of target and will be distributed in 2011. The remaining two tranches are shown at their grant date cash value ($333,000).

In addition, the named executive officers had been granted stock options prior to December 31, 2008 with an aggregate grant date fair market value (based on a Black-Scholes valuation) in excess of $15,400,000. All stock options held by the named executive officers are “underwater” (i.e., the exercise prices of the stock options are greater than the prices of MMC common stock on the dates noted in the table).

Components of Annual Long-term Incentive Awards in Respect of Fiscal Year 2008

Each year, the Compensation Committee considers the appropriate mix of awards based upon recommendations from MMC’s management and MMC’s human resources department. These recommendations are reviewed by the Compensation Committee’s independent compensation consultant, Towers Perrin. Over the past few years, MMC’s long-term incentive compensation program for most senior executives has included not only service-based incentive awards in the form of restricted stock units, but also performance-contingent stock options, which tie option exercisability to an increase in the market price of MMC’s common stock, and performance-based restricted stock units, which tie payout to the achievement of overall MMC or operating company financial performance.

For awards granted in 2009, the Compensation Committee decided to strengthen the focus on shareholder value creation by increasing the proportion of stock options (75%) and by providing the economic elements of share ownership through restricted stock units (25%). The Compensation Committee decided that all of the named executive officers would receive the same mix of awards. The Compensation Committee also determined that, in view of the 25% increase in the proportion of stock options over last year, the removal of the performance-contingent feature of the stock options was appropriate.

Annual Long-term Incentive Award Determination

For our named executive officers, annual long-term incentive award targets are a multiple of base salary as provided in the applicable employment agreement or employment letter. The grant date fair value of annual long-term incentive awards is determined by the

Compensation Committee after considering the target ranges for annual long-term incentive awards included in each named executive officer’s employment agreement or employment letter, as well as financial and individual performance. The Compensation Committee also considers the recommendations of MMC’s chief executive officer (except in the case of his own award).

The grant date fair values of annual long-term incentive awards granted to our named executive officers in February 2009 are shown in the following table (but are not reflected in the Summary Compensation Table at page 42 because they were not made during 2008). The value ultimately realized from these awards will depend on the market value of MMC’s common stock.

	Grant Date Fair Value of Annual Long-term Incentive Awards Granted in 2009 (rounded to the nearest ‘000)
	Brian Duperreault	Vanessa A. Wittman	Daniel S. Glaser	M. Michele Burns	Peter J. Beshar
Nonqualified Stock Options	$6,000,000	$1,500,000	$3,000,000	$1,500,000	$1,312,500
Service Based Restricted Stock Units	$2,000,000	$500,000	$1,000,000	$500,000	$437,500
Total grant date fair value of long-term incentive awards	$8,000,000	$2,000,000	$4,000,000	$2,000,000	$1,750,000

The stock options are scheduled to vest in four equal annual installments, beginning on the first anniversary of the grant date, with earlier vesting in the event of death and certain terminations of employment. The service based restricted stock units are scheduled to vest in three equal annual installments on the 15th of the month in which each of the first three anniversaries of the grant date occurs, with earlier vesting in the event of death and certain terminations of employment.

Benefits

Retirement and Deferred Compensation Plans

MMC maintains a United States retirement program consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan and the non-tax-qualified Benefit Equalization Plan and Supplemental Retirement Plan. The Benefit Equalization Plan is a restoration plan that provides those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to the retirement benefits provided to employees who are not subject to such limitations. The Supplemental Retirement Plan provides an enhanced benefit for our senior executives and is intended to ensure that the retirement benefits that we provide to our senior executives are competitive with market practice. The features of MMC’s United States retirement program, including the actuarial present value of the accumulated pension benefits of our named executive officers who participate in these plans as of the end of 2008, are described in further detail in “Defined Benefit Retirement Program” at page 56. MMC does not have individually-designed defined benefit arrangements for any named executive officer.

In addition, MMC maintains the Supplemental Savings & Investment Plan (SSIP), an unfunded nonqualified defined contribution retirement plan that is coordinated with the tax-qualified 401(k) Savings & Investment Plan to give eligible participants the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under the tax-qualified plan. We offer the SSIP, in which all of our senior executives are eligible to participate, to maintain a competitive compensation program.

Earnings with respect to all of our nonqualified defined contribution plans are based upon actual market performance, and preferential or above-market earnings are not offered. Additional information on the plans and arrangements described above, including individual amounts deferred by our named executive officers, MMC contributions and earnings during 2008, as well as account balances as of the end of 2008, is disclosed in “Nonqualified Deferred Compensation” at page 58.

Severance Arrangements

Severance arrangements for our senior executives are provided in their respective employment agreements or employment letters. The employment letters provide that the executive will participate in MMC’s Senior Executive Severance Pay Plan, which is described in more detail below.

As discussed above under “Executive Compensation Corporate Governance Policies” at page 30, the Compensation Committee maintains a policy requiring shareholder approval of any new or renewed severance agreement with any executive officer that provides for a cash severance payment that exceeds 2.99 times his or her base salary and three-year average annual bonus. While compensation decisions regarding our senior executives affect the potential payouts under these arrangements, the existence of these severance arrangements did not affect the Compensation Committee’s decisions with respect to other elements of 2008 compensation because these severance arrangements are contingent in nature and may never be triggered.

In general, MMC’s Senior Executive Severance Pay Plan provides benefits to participants in the event of a termination of employment by MMC without cause or, within the two-year period following a change in control of MMC, either by MMC without cause or by the participant for good reason. Benefits under the plan generally include cash severance equal to one year’s base salary plus a bonus equal to the average of the annual bonuses paid to the participant for each of the three prior calendar years; a pro-rata target bonus for the year of termination; 12 months of outplacement services; and continued medical and dental coverage for 12 months at active employee rates. Benefits are conditioned on the participant’s having properly and timely executed and delivered to MMC a valid, irrevocable, confidential waiver and release of claims agreement (including restrictive covenants) in a form satisfactory to MMC.

The amount of the estimated payments and benefits payable to our named executive officers, assuming a termination of employment as of the last day of 2008, is disclosed in “Potential Payments Upon Termination or Change in Control” at page 59.

Change-in-Control Arrangements

Change-in-control benefits are provided to our senior executives through our equity-based compensation plans and their employment agreements or the Senior Executive Severance Pay Plan, as applicable. As discussed above under “Executive Compensation Corporate Governance Policies,” the terms of equity-based awards granted after March 15, 2007, contain a “double-trigger” vesting provision, which requires both a change in control of MMC followed by a specified termination of employment for vesting to be accelerated. Our change-in-control benefits are intended to retain our senior executives and provide continuity of management in the event of an actual or threatened change in control of MMC. Consistent with that objective, our senior executives’ employment agreements and the Senior Executive Severance Pay Plan also include a “double-trigger” change-in-control vesting provision rather than providing severance payments solely on the basis of a change in control of MMC.

Our equity-based compensation plans also contain a reimbursement provision providing that, if any equity-based award that vests as a result of a change in control of MMC is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, MMC will make a payment to the recipient as necessary to restore such individual to the same after-tax position had such excise tax not been imposed. Our employment agreements, employment letters and the Senior Executive Severance Pay Plan do not contain such reimbursement provisions.

The amount of the estimated payments and benefits payable to our named executive officers assuming a change in control of MMC as of the last day of 2008 is disclosed in “Potential Payments Upon Termination or Change in Control” at page 59.

Other Benefits

Our senior executives are eligible to participate in MMC’s health and welfare benefit programs on the same basis as MMC’s other eligible employees. The cost of these benefits is partially borne by employees, including senior executives. We also provide certain executive perquisites and other personal benefits. In general, the perquisites or other personal benefits provided to our senior executives include (i) reimbursement for certain income tax return preparation and financial counseling expenses (up to a maximum of approximately $13,000 per year) and (ii) from time to time, the relocation costs associated with hiring newly recruited senior executives. In 2008, MMC acquired fractional interests in corporate aircraft for business travel, although there was some incidental personal use by two of our named executive officers, as described in the footnotes to the Summary Compensation Table on page 42. The incremental cost of providing these perquisites and other personal benefits is identified in the footnotes to the “All Other Compensation” column of the Summary Compensation Table at page 45.

STOCK OWNERSHIP GUIDELINES

MMC has maintained stock ownership guidelines for our senior executives since January 1, 2007. We believe that these ownership guidelines further align the interests of our senior executives with shareholders by requiring them to acquire and maintain a meaningful stake of their personal wealth in the form of MMC common stock. These ownership guidelines are designed to take into account an individual’s needs for portfolio diversification, while maintaining stock ownership at levels sufficient to assure our shareholders of management’s commitment to long-term value creation. Senior executives are expected, over a five-year grace period, to acquire and hold shares of MMC common stock equal to a specified multiple of their base salary (which varies based on position). The ownership guidelines for our named executive officers are listed below:

Named Executive Officer	Ownership Level Multiple
Brian Duperreault	6
Vanessa A. Wittman	3
Daniel S. Glaser	3
M. Michele Burns	3
Peter J. Beshar	3

The following shares (or share equivalents) held directly by senior executives (and some family members) count toward satisfying the stock ownership guidelines:

■	Shares held outright;

■	Restricted stock;

■

Stock units granted under the 2000 Senior Executive Incentive and Stock Award Plan and the 2000 Employee Incentive and Stock Award Plan (including, for example, performance-based restricted stock units at target levels and service-based restricted stock units) and credited under the Supplemental Savings & Investment Plan and other nonqualified retirement arrangements;

■	Shares held in the 401(k) Savings & Investment Plan; and

■	Shares acquired under our stock purchase plans.

Unexercised stock options do not count toward satisfying the stock ownership guidelines. As of February 27, 2009, all then-active named executive officers were either in compliance with the stock ownership guidelines or were within the grace period.

In addition, MMC prohibits its senior executives from engaging in speculative activities (including short sales, purchases or sales of puts or calls, and trading on a short-term basis) in MMC common stock as well as any hedging of MMC shares of common stock.

TAX AND ACCOUNTING CONSIDERATIONS

We generally sought to ensure that the incentive compensation paid to our senior executives for 2008 was deductible for federal income tax purposes by paying our annual bonus awards and annual long-term incentive awards to our named executive officers pursuant to a shareholder-approved plan in accordance with Section 162(m) of the Internal Revenue Code. Under this plan, an annual incentive award pool was established based on MMC’s net operating income for the year. As permitted under the plan, the Compensation Committee could exercise its discretion to reduce (but not increase) the size of the amounts potentially payable to the named executive officers pursuant to the plan’s award formula. Notwithstanding the foregoing, we may from time to time approve elements of compensation for certain senior executives that are not fully deductible, and we reserve the right to do so in the future in appropriate circumstances.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code governing the provision of nonqualified deferred compensation to MMC service providers.

We account for stock-based compensation in accordance with the requirements of SFAS No. 123(R), “Share-Based Payment.” SFAS No. 123(R) requires us to recognize compensation expense relating to share-based payments (such as stock options and restricted stock units) in our financial statements. The recognition of this expense has not caused us to limit or otherwise significantly alter the equity-based compensation element of our executive compensation program. This is because we believe equity-based compensation is a necessary component of a competitive executive compensation program and fulfills important program objectives. The Compensation Committee considers the potential impact of SFAS No. 123(R) of any proposed change to the equity-based compensation element of our program.

Compensation Committee Report

Management has the primary responsibility for MMC’s financial statements and reporting processes, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, as well as the accompanying compensation tables. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into MMC’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Compensation Committee

of the MMC Board of Directors

The Rt. Hon. Lord Lang of Monkton, DL (Chair)	Stephen R. Hardis
Oscar Fanjul	Morton O. Schapiro

* * *

2008 Summary Compensation Table

The following table contains information relating to compensation paid to or earned by MMC’s 2008 named executive officers. MMC’s 2008 named executive officers include MMC’s chief executive officer (Mr. Duperreault), chief financial officer (Ms. Wittman) and the next three most highly-compensated executive officers who were executive officers as of December 31, 2008 (Mr. Glaser, Ms. Burns and Mr. Beshar). Under SEC rules, MMC’s 2008 named executive officers also include Messrs. Cherkasky, Bartley, Spiller and Freakley, even though their employment terminated during 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (9)	Stock Awards ($) (10)	Option Awards ($) (10)	Non-Equity Incentive Plan Compensation ($) (9)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (11)	All Other Compensation ($) (12)	Total ($)
Brian Duperreault	2008	$927,083	$0	$3,352,992	$5,788,372	$3,000,000	$160,268	$88,376	$13,317,091
President & Chief Executive
Officer
Marsh & McLennan
Companies, Inc. (1)(2)

Vanessa A. Wittman	2008	230,114	400,000	41,667	54,851	0	11,644	225,497	963,773
EVP & Chief Financial Officer
Marsh & McLennan
Companies, Inc. (2)(3)

Daniel S. Glaser	2008	1,000,000	0	1,000,004	304,408	3,000,000	74,891	4,406,956	9,786,259
Chairman and Chief
Executive Officer
Marsh Inc. (2)(4)

M. Michele Burns	2008	850,000	0	809,929	476,357	1,700,000	56,061	42,465	3,934,812
Chairman and Chief	2007	850,000	0	565,636	477,655	1,452,000	107,415	536,740	3,989,446
Executive Officer	2006	625,000	750,000	396,572	361,158	0	0	188,102	2,320,832
Mercer Inc.

Peter J. Beshar	2008	875,000	0	578,863	714,501	1,688,750	25,008	35,690	3,917,812
EVP & General Counsel
Marsh & McLennan
Companies, Inc. (2)

Michael G. Cherkasky	2008	83,333	0	0	0	0	133,781	8,167,491	8,384,605
Former President & Chief	2007	1,000,000	0	8,667,745	2,919,651	0	139,358	32,275	12,759,029
Executive Officer	2006	1,000,000	0	2,755,383	1,419,826	2,650,000	137,544	45,030	8,007,783
Marsh & McLennan
Companies, Inc. (5)

Matthew B. Bartley	2008	692,708	0	1,532,000	836,962	0	77,446	5,468,415	8,607,531
Former EVP & Chief Financial	2007	650,000	435,000	390,746	158,372	960,000	41,442	25,039	2,660,599
Officer	2006	461,437	0	86,706	94,920	650,000	43,464	34,826	1,371,353
Marsh & McLennan
Companies, Inc. (6)

David H. Spiller	2008	165,619	0	1,054,781	(53,727)	0	0	4,176,237	5,342,910
Former President and Chief	2007	700,000	1,250,000	1,208,335	139,274	0	0	255,233	3,552,842
Executive Officer	2006	700,000	1,250,000	1,000,000	0	0	0	4,524,679	7,474,679
Guy Carpenter & Company,
LLC (7)

Simon Freakley	2008	984,756	0	356,000	0	0	0	3,209,615	4,550,371
Former Chief Executive
Officer
MMC Corp Advisory &
Restructuring Unit (2)(8)

1.

As described in “Compensation Discussion and Analysis—Executive Leadership Changes” at page 26, Mr. Duperreault joined MMC effective January 29, 2008, serving as MMC’s president and chief executive officer. Under his employment agreement, Mr. Duperreault is eligible for an annual base salary of $1,000,000 and an annual short-term incentive award, with a minimum annual short-term incentive award of $2,250,000 for 2008. The amount reported in the “Salary” column for Mr. Duperreault reflects the salary actually received by him in 2008. Mr. Duperreault is also eligible for annual long-term incentive awards, including a 2008 award with a grant date fair market value of $3,500,000. Mr. Duperreault’s long-term incentive awards have vesting and other terms that are consistent with those provided to similarly situated executives. Mr. Duperreault also received equity-based awards at his commencement of employment, as reported in the Grants of Plan-Based Awards Table below.

2.

As Messrs. Duperreault, Glaser, Beshar and Freakley and Ms. Wittman were not named executive officers for purposes of our 2008 proxy statement, only one year of compensation is required to be disclosed under SEC rules.

3.

As described in “Compensation Discussion and Analysis—Executive Leadership Changes” at page 26, Ms. Wittman joined MMC effective September 10, 2008, serving as an executive vice president, and became MMC’s chief financial officer on October 15, 2008. Under her employment letter, Ms. Wittman is eligible for an annual base salary of $750,000 and an annual short-term incentive award, with a minimum annual short-term incentive award of $250,000 for 2008. The amount reported in the “Salary” column for Ms. Wittman reflects the salary actually received by her in 2008. Ms. Wittman also received equity-based awards at her commencement of employment, as reported in the Grants of Plan-Based Awards Table below.

4.

As described in “Compensation Discussion and Analysis—Executive Leadership Changes” at page 26, Mr. Glaser joined MMC effective December 10, 2007, serving as Marsh’s chairman and chief executive officer. Under his employment agreement, Mr. Glaser is eligible for an annual short-term incentive award, with a minimum annual short-term incentive award of $2,250,000 for 2008.

5.

As described in “Compensation Discussion and Analysis—Executive Leadership Changes” at page 26, Mr. Cherkasky ceased being employed as MMC’s president and chief executive officer on January 29, 2008. The amounts reported in the “Stock Awards” and “Option Awards” columns for 2007 include the incremental expense under SFAS No. 123(R) recognized by MMC in connection with the acceleration of vesting of outstanding equity awards resulting from the termination of his employment.

6.

As described in “Compensation Discussion and Analysis—Executive Leadership Changes” at page 26, Mr. Bartley ceased being employed as MMC’s chief financial officer on October 15, 2008. The amounts reported in the “Stock Awards” and “Option Awards” columns for 2008 include the incremental expense under SFAS No. 123(R) recognized by MMC in connection with the acceleration of vesting of outstanding equity awards resulting from the termination of his employment.

7.

As described in “Compensation Discussion and Analysis—Executive Leadership Changes” at page 26, Mr. Spiller ceased being employed as Guy Carpenter’s chief executive officer on February 27, 2008. The amounts reported in the “Stock Awards” and “Option Awards” columns for 2008 include the incremental expense under SFAS No. 123(R) recognized by MMC in connection with the acceleration of vesting of outstanding equity awards resulting from the termination of his employment.

8.

As described in “Compensation Discussion and Analysis—Executive Leadership Changes” at page 26, Mr. Freakley ceased being employed as Kroll’s chief executive officer on March 26, 2008, and became the chief executive officer of the corporate advisory and restructuring unit. His employment was terminated in connection with the disposition of the businesses comprising that unit on November 14, 2008.

9.

The amounts reported in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns represent cash payments awarded as minimum bonuses and annual short-term incentive awards, respectively, as described in “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Bonus” at pages 31 through 35. These awards, which were earned in respect of 2008, were determined by the Compensation Committee at its meeting on February 23, 2009, and paid on February 27, 2009.

10.

As part of its executive compensation program, MMC grants equity-based awards under its 2000 Senior Executive Incentive and Stock Award Plan and 2000 Employee Incentive and Stock Award Plan. The amounts reported in the “Stock Awards” and “Option Awards” columns constitute the dollar amount recognized as compensation expense for financial statement reporting purposes for the years ended December 31, 2008, December 31, 2007, and December 31, 2006, respectively, in accordance with SFAS No. 123(R). Thus, these amounts reflect equity-based awards granted in years other than the years covered in the table. The assumptions used in calculating the amounts reported for awards granted in 2008 are included in footnote 9 to MMC’s audited financial statements for the fiscal year ended December 31, 2008, included in MMC’s Annual Report on Form 10-K filed with the SEC on February 27, 2009. The assumptions used in calculating the amounts reported for awards granted prior to 2008 are included in the footnote captioned “Stock Benefit Plans” to MMC’s audited financial statements for the relevant fiscal year, included in MMC’s Annual Reports on Form 10-K filed with the SEC.

11.

The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the increase in the actuarial present value of the named executive officers’ benefits under the tax-qualified Marsh & McLennan Companies’ Retirement Plan, its Benefit Equalization Plan and its Supplemental Retirement Plan. The assumptions used in calculating the amounts reported are included in footnote 8 to MMC’s audited financial statements for the fiscal year ended December 31, 2008, included in MMC’s Annual Report on Form 10-K filed with the SEC on February 27, 2009. The named executive officer may not currently be entitled to receive all of these amounts, because such amounts are not vested. MMC’s retirement program is described in further detail in “Defined Benefit Retirement Program” at page 56. No named executive officer received preferential or above-market earnings on deferred compensation in any of the years covered in the table.

12.	The following items are reported in the “All Other Compensation” column for our named executive officers in 2008:

All Other Compensation

Name	Termi- nation Payments ($) (a)	Company Contri- butions to Defined Contri- bution Plans ($) (b)	Tax Reim- bursement ($) (c)	Relo- cation ($) (d)	Personal Use of Corporate Aircraft ($) (e)	Employee Stock Purchase Plan Interest ($) (f)	Sign-on Award/ Consulting ($) (g)	Financial Planning and Income Tax Prep- aration ($) (h)	Total ($)
Brian Duperreault	$0	$0	$0	$0	$83,376	$0	$0	$5,000	$88,376
Vanessa A. Wittman	0	0	74,493	151,004	0	0	0	0	225,497
Daniel S. Glaser	0	3,450	369,338	669,146	0	22	3,365,000	0	4,406,956
M. Michele Burns	0	25,500	4,311	5,646	7,008	0	0	0	42,465
Peter J. Beshar	0	26,250	0	0	0	0	0	9,440	35,690
Michael G. Cherkasky	7,234,570	3,654	0	0	0	0	916,667	12,600	8,167,491
Matthew B. Bartley	5,466,129	2,187	0	0	0	99	0	0	5,468,415
David H. Spiller	4,176,237	0	0	0	0	0	0	0	4,176,237
Simon Freakley	3,209,615	0	0	0	0	0	0	0	3,209,615

(a)

As discussed in “Potential Payments Upon Termination or Change in Control” at pages 59-63, in connection with Messrs. Cherkasky’s, Bartley’s, Spiller’s and Freakley’s termination of employment, the following amounts were paid to each former executive officer following his execution and non-revocation of a separation and release agreement:

Name	Cash Severance	Bonus for 2008	Accrued Vacation	Other	Total
Michael G. Cherkasky (i)	$7,150,000	$0	$41,667	$42,903	$7,234,570
Matthew B. Bartley (ii)	4,020,000	1,387,500	55,529	3,100	5,466,129
David H. Spiller (iii)	4,123,272	0	0	52,965	4,176,237
Simon Freakley (iv)	2,250,000	750,000	84,615	125,000	3,209,615

(i)

In connection with Mr. Cherkasky’s employment with U.S. Investigation Services, Inc. (“USIS”) following his termination of employment with MMC, USIS paid MMC $10,000,000 and provided MMC with certain representations in exchange for a limited release of certain restrictive covenants arising from the terms of Mr. Cherkasky’s separation from MMC. The amount reported in the “Other” column represents MMC’s cost of providing Mr. Cherkasky with an office following the termination of his employment through July 18, 2008, the date of the agreement with USIS.

(ii)

As described in “Compensation Discussion and Analysis—Components of the Executive Compensation Program—Annual Bonus” at page 35, Mr. Bartley received a bonus in respect of 2008. The amount reported in the “Other” column represents MMC’s cost of providing Mr. Bartley with post-employment health care coverage.

(iii)

The amount reported in the “Other” column represents MMC’s reimbursement of legal fees Mr. Spiller incurred in the negotiation of his separation agreement. Amounts reported above for Mr. Spiller were converted into US dollars at the spot rate on the date of payment.

(iv)

As discussed in “Compensation Discussion and Analysis—Components of the Executive Compensation Program—Annual Bonus” at page 35, Mr. Freakley received a bonus in respect of 2008. The amount reported in the “Other” column represents payment of a deferred bonus under the Kroll Leadership Bonus Plan.

(b)

In the case of Messrs. Glaser, Beshar, Cherkasky and Bartley and Ms. Burns, these amounts include MMC’s matching contributions under the Section 401(k) Savings & Investment Plan and Supplemental Savings and Investment Plan (SSIP) attributable to 2008, including (except in the case of Mr. Bartley) any performance-based match in respect of 2008 and credited on March 2, 2009. The Section 401(k) Savings & Investment Plan is a tax-qualified defined contribution plan. The SSIP is a nonqualified defined contribution plan and is described in further detail in “Nonqualified Deferred Compensation” at page 58.

(c)	These amounts represent a reimbursement by MMC for income and employment taxes with respect to relocation related expenses for Ms. Wittman, Mr. Glaser and Ms. Burns.

(d)

In the case of Ms. Wittman, this amount represents a relocation allowance, temporary living expenses and reimbursement of her moving expenses in connection with her relocation, with her family, from Utah to New York City.

In the case of Mr. Glaser, this amount represents a relocation allowance, temporary living expenses and reimbursement of his moving expenses in connection with his relocation, with his family, from London, England to New York City.

In the case of Ms. Burns, this amount represents reimbursement of residual moving expenses in connection with her relocation to New York City in 2007.

(e)

This amount represents the incremental cost to MMC of the named executive officer’s personal use of corporate aircraft in which MMC owns a fractional share. The incremental cost to MMC has been calculated by adding the aggregate incremental variable costs associated with the applicable named executive officer’s personal flights on each of the aircraft (including hourly charges, taxes, passenger fees, catering and international fees).

(f)	These amounts represent interest credited on participant accounts within MMC’s tax-qualified employee stock purchase plan.

(g)

In the case of Mr. Glaser this amount represents the cash sign-on commitments made in connection with the commencement of his employment with MMC, including the value of forfeited awards from his former employer. In the case of Mr. Cherkasky, this amount represents consulting fees paid to him following his termination of employment from MMC.

(h)	In the case of Messrs. Duperreault, Beshar and Cherkasky, these amounts represent the incremental cost to MMC of offering personal financial planning and tax preparation services.

Employment Arrangements

Employment Arrangements

As described in “Compensation Discussion and Analysis—Compensation Principles, Policies, and Practices—MMC Executive Compensation Program—Employment Arrangements” at page 29, MMC is shifting from employment agreements to employment letters for new executives. The material terms of the employment agreements and the employment letters are described below:

Employment Agreements:

The named executive officers with effective employment agreements include Messrs. Duperreault, Glaser, and Beshar and Ms. Burns.

The employment agreements of our named executive officers generally follow a common template and include the following principal terms:

■	An initial three-year term, with automatic renewal for an additional year, unless either party gives notice of an intent to terminate the agreement;

■

Base salary and annual short-term and long-term incentive compensation target opportunities and ranges. Although initial target opportunities and ranges are included in the agreement, actual short-term and long-term incentive award payments are based upon the performance assessment described in “Compensation Discussion and Analysis—Components of the Executive Compensation Program—Annual Bonus” and “—Annual Long-term Incentive Compensation,” respectively, at pages 31 through 36;

■	A severance payment (except for Mr. Duperreault) and related compensation in the event of specified terminations of employment; and

■	Noncompetition, nonsolicitation and confidentiality covenants for the benefit of MMC.

Mr. Duperreault’s employment agreement provides that there will be no cash severance payment in connection with any termination of his employment, although the equity-based awards granted at the commencement of his employment and his long-term incentive compensation will vest in the event that his employment terminates “without cause” or for “good reason”. In addition, Mr. Duperreault’s employment agreement provides for term life insurance with a face amount of $5 million and eligibility for MMC’s retiree medical program without regard to any generally applicable age or service requirements.

Employment Letters:

Ms. Wittman is the only named executive officer with an effective employment letter.

The employment letters of our executive officers generally follow a common template and include the following principal terms:

■

Base salary, annual bonus and long-term incentive compensation target opportunities and ranges. Although initial target opportunities and ranges are included in the letter, actual annual bonus and long-term incentive award payments are based upon the performance assessment described in “Compensation Discussion and Analysis—Components of the Executive Compensation Program—Annual Bonus” and “—Annual Long-term Incentive Compensation,” respectively, at pages 31 through 36;

■

A severance payment in accordance with MMC’s Senior Executive Severance Pay Plan, as described in “Compensation Discussion and Analysis—Components of the Executive Compensation Program—Benefits—Severance Arrangements” at page 38, and

■	Nonsolicitation and confidentiality covenants for the benefit of MMC.

For further information regarding the use of employment agreements and employment letters, see “Compensation Discussion and Analysis—Compensation, Principles, Policies and Practices—MMC Executive Compensation Program—Employment Arrangements” at page 29.

Grants of Plan-Based Awards in 2008

The following table contains information on the grants of plan-based awards made to our named executive officers in 2008. Amounts shown under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to the annual short-term incentive compensation awards granted in respect of 2008. The terms and conditions of these awards are described in “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Bonus” at page 31. The remaining columns relate to plan-based equity awards granted in 2008. These generally consist of performance-based restricted stock units, performance-contingent stock options and service-based restricted stock units with respect to shares of MMC common stock. The terms and conditions of these awards are described in the narrative following this table.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#) (6)	Exercise or Base Price of Option Awards ($/Sh) (7)	Closing Stock Price on Date of Grant ($/Sh) (7)	Grant Date Fair Market Value of Stock and Option Awards ($) (8)
(a)	(b) (1)	(c) (1)	(d) (2)	(e) (3)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Duperreault			$2,250,000	$2,250,000	$4,500,000
	1/29/2008	1/25/2008							300,000				8,182,500
	1/29/2008	1/25/2008							11,000				300,025
	1/29/2008	1/25/2008							32,997				899,993
	2/26/2008	2/26/2008							67,127				1,750,001
	1/29/2008	1/25/2008								400,000	27.2750	27.3600	2,808,000
	1/29/2008	1/25/2008								400,000	27.2750	27.3600	2,532,000
	1/29/2008	1/25/2008								400,000	27.2750	27.3600	2,556,000
	2/26/2008	2/26/2008								265,152	26.0700	26.3800	1,757,958

Vanessa A. Wittman	9/10/2008	8/20/2008							15,293				500,005
	9/10/2008	8/20/2008								56,883	32.6950	32.3100	500,002

Daniel S. Glaser			2,250,000	2,250,000	4,500,000

M. Michele Burns			0	1,275,000	2,550,000
	2/26/2008	2/26/2008				0	6,394	9,591					166,692
	2/26/2008	2/26/2008							38,359				1,000,019
	2/26/2008	2/26/2008								75,758	26.0700	26.3800	502,276

Peter J. Beshar			0	1,750,000	3,500,000
	2/26/2008	2/26/2008							38,359				1,000,019
	2/26/2008	2/26/2008								151,516	26.0700	26.3800	1,004,551

Michael G. Cherkasky													0

Matthew B. Bartley	2/26/2008	2/26/2008							25,173				656,260
	2/26/2008	2/26/2008								99,432	26.0700	26.3800	659,234

David H. Spiller	2/26/2008	2/26/2008							57,538				1,500,016

Simon Freakley	2/26/2008	2/26/2008							19,180				500,023
	2/26/2008	2/26/2008								75,758	26.0700	26.3800	502,276

1.

Equity awards reported in this table and dated February 26, 2008, were approved by the Compensation Committee at its meeting on February 26, 2008, and granted on the same date. Equity awards reported in this table and dated January 29, 2008, were approved by the Compensation Committee at its meeting on January 25, 2008, and granted to Mr. Duperreault on the commencement of his employment. Equity awards reported in this table and dated September 10, 2008, were approved by the Board of Directors at its meeting on August 20, 2008, and granted to Ms. Wittman on the commencement of her employment.

2.	The amounts reported in column (d) for Messrs. Duperreault and Glaser constitute the minimum annual short-term incentive award for 2008 pursuant to their respective employment agreements.

3.

The amounts reported in column (e) for each named executive officer, other than for Mr. Duperreault, constitute the midpoint of the target annual short-term incentive award ranges within their respective employment agreements. The actual earned amounts are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Duperreault’s target annual bonus was equal to 225% of his base pay.

4.

On February 26, 2008, Ms. Burns was granted an award of Mercer performance-based restricted stock units. The award was initially denominated as a fixed dollar amount ($500,023). One-third of the award is converted into performance-based restricted stock units on each of: the grant date and the first and second anniversaries of the grant date. The amounts reported in columns (g), (h) and (i) for Ms. Burns reflect Mercer performance-based restricted stock units granted to Ms. Burns on February 26, 2008 in respect of the first one-third of this award, as they would pay out based on threshold (0%), target (100%) and maximum (150%) performance, respectively. This grant is to be made under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. The terms and conditions of these awards are described in further detail in the narrative following this table.

5.

The amounts reported in column (j) reflect service-based restricted stock units granted in 2008. All grants of service-based restricted stock units include the right to current dividend equivalent payments in cash equal in amount to dividends paid on outstanding shares of MMC common stock. These grants were made under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. The terms and conditions of these awards are described in further detail in the narrative following this table.

6.

Except for 400,000 stock options granted to Mr. Duperreault on January 29, 2008 (which are service-based stock options), the amounts reported in column (k) reflect performance-contingent stock options granted in 2008. These grants were made under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. The terms and conditions of these awards are described in further detail in the narrative following this table.

7.

The stock options granted on January 29, 2008, have an exercise price of $27.2750, equal to the average of the high and low trading prices of shares of MMC common stock on January 28, 2008, the trading date immediately preceding the date of grant. The closing price of the stock on the date of grant was $27.3600, which is higher than the exercise price. The performance-contingent stock options granted on February 26, 2008, have an exercise price of $26.0700, equal to the average of the high and low trading prices of shares of MMC common stock on February 25, 2008, the trading date immediately preceding the date of grant. The closing price of the stock on the date of grant was $26.3800, which is higher than the exercise price. The performance-contingent stock options granted on September 10, 2008, have an exercise price of $32.6950, equal to the average of the high and low trading prices of shares of MMC common stock on September 9, 2008, the trading date immediately preceding the date of grant. The closing price of the stock on the date of grant was $32.3100, which is lower than the exercise price.

8.	The grant date fair value reported for Ms. Burns’ performance-based restricted stock units assumes payment at target.

Performance-based restricted stock units

Performance-based restricted stock units, based on the performance of Mercer, were granted to Ms. Burns in 2008. The award was initially denominated as a fixed dollar amount. One-third of the value of the award was converted into performance-based restricted stock units on the grant date and one-third of the value of the cash award will be converted into performance-based restricted stock units on each of the first and second anniversaries of the grant date based on the fair market value of shares of MMC common stock on the conversion date. The number of shares of MMC common stock delivered in respect of these units is determined based on Mercer’s performance during three annual performance periods (2008, 2009 and 2010). Based on the Compensation Committee’s assessment of Mercer’s performance for the relevant year, zero to 1.5 shares of MMC common stock will be delivered to Ms. Burns for each vested performance-based restricted stock unit. The units are scheduled to vest on the third anniversary of the grant date, with earlier vesting in the event of death and specified terminations of employment. Dividend equivalents are not currently paid on the performance-restricted stock unit award at the same time dividends are paid to other shareholders of MMC common stock. This award includes the right to accumulated dividend equivalent payments equal in amount to dividends paid on outstanding shares of MMC common stock, based on the target number of units and paid at the same time that the performance-restricted stock units vest.

Stock Options

Performance-contingent stock options represent the right to purchase a specified number of shares of MMC common stock at a specified exercise price for a specified period of time. The options granted on February 26, 2008, and September 10, 2008, are scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, with earlier vesting in the event of death and specified terminations of employment. The options have an exercise price equal to the average of the high and low trading prices of shares of MMC common stock on the trading day immediately preceding the grant date. The options are exercisable after vesting only to the extent that the closing market price of shares of MMC common stock equals or exceeds 115% of the exercise price (i.e., $29.9805 for options granted on February 26, 2008, and $37.59925 for options granted on September 10, 2008) for ten consecutive trading days after the option has vested. Options have a term of ten years beginning on the grant date.

Stock options granted to Mr. Duperreault on January 29, 2008, represent three distinct tranches. The first tranche, representing 400,000 service-based stock options, vests equally on the first and second anniversaries of the award. The second tranche, representing 400,000 performance-contingent stock options, will become exercisable when the closing fair market value of shares of MMC’s common stock exceeds 120% of the stock option exercise price (or $32.73) for 15 consecutive trading days. The third tranche, representing 400,000 performance-contingent stock options, will become exercisable when the closing fair market value of shares of MMC’s common stock exceeds 140% of the stock option exercise price (or $38.185) for 15 consecutive trading days.

Service-based restricted stock units

Service-based restricted stock units are intended to balance the overall risk and potential reward of our annual long-term incentive compensation program. They represent a promise to deliver a share of MMC common stock as soon as practicable after vesting. The units granted to the named executive officers on February 26, 2008, are scheduled to vest on the third anniversary of the grant date, with earlier vesting in the event of death and specified terminations of employment. During the vesting period, the named executive officers are entitled to receive cash payments equal to the dividends paid on one share of MMC common stock multiplied by the number of units granted, at the same time as dividends are paid to MMC shareholders. The service-based restricted stock units have no voting rights. On January 29, 2008, MMC granted to Mr. Duperreault service-based restricted stock units that are scheduled to vest on the third anniversary of the grant date, with earlier vesting in the event of death and specified terminations of employment. To the extent that a change in control occurs at a transaction price of less than $38.185 per MMC share, up to 100,000 (out of 300,000) of Mr. Duperreault’s restricted stock units would be forfeited prior to the vesting date. In addition, on that same date, in recognition of certain compensation relating to his prior employment that Mr. Duperreault forfeited, MMC granted Mr. Duperreault a “make-whole” restricted stock unit award in respect of 43,997 shares of MMC common stock. Seventy-five percent of these restricted stock units vested on the first anniversary of the grant, and the remaining 25% will vest on the second anniversary of the grant.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning equity-based awards held by our named executive officers on December 31, 2008. All outstanding equity awards are with respect to MMC common stock.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (4)
Brian Duperreault
(6)	0	0	400,000	27.2750	1/28/2018
(6)	0	0	400,000	27.2750	1/28/2018
(6)	0	400,000	0	27.2750	1/28/2018
(7)	0	0	265,152	26.0700	2/25/2018
(8)						411,124	9,977,979

Vanessa A. Wittman
(9)	0	0	56,883	32.6950	9/9/2018
(10)						15,293	371,161

Daniel S. Glaser
(11)	0	0	100,000	25.8150	12/9/2017
(12)						116,212	2,820,465

M. Michele Burns
(13)	0	0	125,000	30.2150	3/14/2016
(14)	0	0	31,250	29.6000	2/11/2017
(7)	0	0	75,758	26.0700	2/25/2018
(15)						61,490	1,492,362	58,286	1,414,601

Peter J. Beshar
(16)	100,000	0	0	27.5300	11/16/2014
(17)	0	0	75,000	30.5050	3/15/2015
(13)	0	0	53,572	30.2150	3/14/2016
(14)	0	0	35,157	29.6000	2/11/2017
(7)	0	0	151,516	26.0700	2/25/2018
(18)						52,194	1,266,748	34,004	825,277

Michael G. Cherkasky
(19)	0	0	156,250	29.6000	1/28/2013
(20)	0	0	238,096	30.2150	1/28/2013
(21)	0	0	426,621	29.1900	1/28/2013	0	0	0	0

Matthew B. Bartley
(22)	0	0	31,250	29.6000	1/12/2009
(23)	0	0	99,432	26.0700	1/12/2009
(24)						0	0	17,942	435,452

David H. Spiller
(25)	0	0	0	N/A	N/A	0	0	8,786	213,236

Simon Freakley
(26)	0	0	7,813	29.6000	2/11/2009
(27)						0	0	9,880	239,788

1.	Represents vested, non-performance contingent stock options.

2.	Represents unvested, non-performance contingent stock options.

3.

Represents both vested and unvested, performance-contingent stock options. Performance-contingent stock options, other than those granted to Mr. Duperreault in 2008 and discussed in footnote 6 below, are exercisable following vesting only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten (or 30, as applicable) consecutive trading days after the option has vested.

4.	Based on the closing market price of a share of MMC common stock on December 31, 2008, which was $24.27 per share.

5.

The amounts reported in this column represent the number of shares underlying performance-based restricted stock units, based on the achievement of target performance. Performance-based restricted stock units granted before 2008 vest after three years and are paid in a number of MMC shares determined based on performance over the three-year period. The number of deliverable shares will range from 0% (25% for Mr. Bartley’s 2006 award of performance-based restricted stock units) of target to 200% (for awards made before 2008) and 150% (for awards made in 2008) of target. Performance-based restricted stock units were granted in 2006 to Ms. Burns and Messrs. Beshar and Bartley. Based on actual performance over the 2006-2008 three-year performance period, 48% of the targeted number of shares were earned. The actual number of shares delivered in respect of that award is lower than the numbers reported in this column. See also footnotes 15, 18 and 24 to this table. See also the narrative following the “Grants of Plan-Based Awards” table above with respect to Ms. Burns’ award of performance-based restricted stock units based on the performance of Mercer, on February 26, 2008.

6.

Stock options granted to Mr. Duperreault on January 29, 2008, represent three distinct tranches. The first tranche, representing 400,000 service-based stock options, vests equally on the first and second anniversaries of the award. The second tranche, representing 400,000 performance-contingent stock options, will become exercisable when the closing fair market value of a share of MMC’s common stock exceeds 120% of the stock option exercise price (or $32.73) for 15 consecutive trading days. The third tranche, representing 400,000 performance-contingent stock options, will become exercisable when the closing fair market value of a share of MMC’s common stock exceeds 140% of the stock option exercise price (or $38.185) for 15 consecutive trading days.

7.

Represents a performance contingent stock option that was granted on February 26, 2008, with vesting in four equal tranches on February 26, 2009, 2010, 2011 and 2012. This option is exercisable after vesting only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

8.

Represents 411,124 service-based restricted stock units that vest as follows: 300,000 units on January 29, 2011; 11,000 units on January 29, 2010; 32,997 units on January 29, 2009; and 67,127 units on February 26, 2011. Up to 100,000 of these units will be forfeited in the event that a change in control of MMC occurs prior to the vesting date and the transaction price is less than $38.1850 per share.

9.

Represents a performance contingent stock option that was granted on September 10, 2008, with vesting in four equal tranches on September 10, 2009, 2010, 2011 and 2012. This option is exercisable after vesting only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

10.	Represents 15,293 service-based restricted stock units that will vest on September 10, 2011.

11.

Represents a performance contingent stock option that was granted on December 10, 2007 with vesting in four equal tranches on December 10, 2008, 2009, 2010, and 2011. This option is exercisable after vesting only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

12.	Represents 116,212 service-based restricted stock units that will vest on December 10, 2010.

13.

Represents a performance-contingent stock option that was granted on March 15, 2006, with vesting in four equal tranches on March 15, 2007, 2008, 2009 and 2010. This option is exercisable after vesting only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

14.

Represents a performance-contingent stock option that was granted on February 12, 2007, with vesting in four equal tranches on February 12, 2008, 2009, 2010 and 2011. This option is exercisable after vesting only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

15.

Represents 61,490 service-based restricted stock units shares that vest as follows: 38,359 units on February 26, 2011; 2,816 units on February 12, 2010; 2,815 units on February 12, 2009; and 17,500 units on March 15, 2009. In addition, represents 58,286 performance-based restricted stock units (at target) that vest as follows: 6,394 units on February 26, 2011; 16,892 units on February 12, 2010; and 35,000 units on March 15,

2009. As noted in footnote 5, above, based upon actual performance over the 2006-2008 three-year performance period, 16,800 out of a target of 35,000 performance-based restricted stock units vested and were delivered on March 15, 2009.

16.	Represents a service-based stock option that was granted on November 17, 2004, with vesting in three equal tranches on November 22, 2005, 2006 and 2007.

17.

Represents a performance-contingent stock option that was granted on March 16, 2005, with vesting in four equal tranches on March 16, 2006, 2007, 2008 and 2009. This option is exercisable after vesting only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

18.

Represents 52,194 service-based restricted stock units that will vest as follows: 38,359 units on February 26, 2011; 3,168 units on February 12, 2010; 3,167 units on February 12, 2009; and 7,500 units on March 15, 2009. In addition, represents 34,004 performance-based restricted stock units (at target) that will vest as follows: 19,004 units on February 12, 2010, and 15,000 units on March 15, 2009. As noted in footnote 5, above, based upon actual performance over the 2006-2008 three-year performance period, 7,200 out of a target of 15,000 performance-based restricted stock units vested and were delivered on March 15, 2009.

19.

Represents a performance-contingent stock option granted on February 12, 2007, with vesting in four equal tranches on February 12, 2008, 2009, 2010 and 2011. This option became fully vested in connection with the termination of Mr. Cherkasky’s employment on January 29, 2008. This option is exercisable for five years following his termination of employment (because Mr. Cherkasky was eligible for early retirement) only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

20.

Represents a performance-contingent stock option granted on March 15, 2006, with vesting in four equal tranches on March 15, 2007, 2008, 2009 and 2010. This option became fully vested in connection with the termination of Mr. Cherkasky’s employment on January 29, 2008. This option is exercisable for five years following his termination of employment (because Mr. Cherkasky was eligible for early retirement) only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

21.

Represents a performance-contingent stock option granted on July 28, 2005, with vesting in three equal tranches on July 28, 2006, 2007 and 2008. This option became fully vested in connection with the termination of Mr. Cherkasky’s employment on January 29, 2008. This option is exercisable for five years following his termination of employment (because Mr. Cherkasky was eligible for early retirement) only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for 30 consecutive trading days after the option has vested.

22.

Represents a performance-contingent stock option granted on February 12, 2007, with vesting in four equal tranches on February 12, 2008, 2009, 2010 and 2011. This option became fully vested in connection with the termination of Mr. Bartley’s employment on October 15, 2008. This option was exercisable for 90 days following his termination of employment only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested. The option expired unexercised on January 12, 2009.

23.

Represents a performance-contingent stock option granted on February 26, 2008, with vesting in four equal tranches on February 26, 2009, 2010, 2011 and 2012. This option became vested in connection with the termination of Mr. Bartley’s employment on October 15, 2008. This option was exercisable for 90 days following his termination of employment only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested. The option expired unexercised on January 12, 2009.

24.

Represents 17,942 performance-based restricted stock units (at target) that will vest as follows: 16,892 units on February 12, 2010 and 1,050 units on March 15, 2009. As noted in footnote 5, above, based upon actual performance over the 2006-2008 three-year performance period, 504 out of a target of 1,050 performance-based restricted stock units vested and were delivered on March 15, 2009.

25.	Represents 8,786 performance-based restricted stock units (at target) that will vest on February 12, 2010.

26.

Represents a performance-contingent stock option granted on February 12, 2007, with vesting in four equal tranches on February 12, 2008, 2009, 2010 and 2011. This option became fully vested in connection with the termination of Mr. Freakley’s employment on November 14, 2008. This option was exercisable for 90 days following his termination of employment only to the extent that the closing market price of a share of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested. The option expired unexercised on February 11, 2009.

27.	Represents 9,880 performance-based restricted stock units (at target) that will vest on February 12, 2010.

Option Exercises and Stock Vested

The following table sets forth certain information concerning restricted stock unit awards held by our named executive officers that vested in 2008. None of the named executive officers exercised stock options with respect to MMC common stock in 2008.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Brian Duperreault	0	$ 0	0	$0
Vanessa A. Wittman	0	0	0	0
Daniel S. Glaser	0	0	0	0
M. Michele Burns	0	0	2,815	72,500
Peter J. Beshar	0	0	3,167	81,566
Michael G. Cherkasky (2)	0	0	421,878	10,903,437
Matthew B. Bartley (3)	0	0	60,073	1,387,856
David H. Spiller (4)	0	0	102,194	2,929,348
Simon Freakley (5)	0	0	11,516	273,102

1.	Based on the average of the high and low trading prices of a share of MMC common stock on the trading date immediately preceding the vesting date.

2.

In connection with the termination of his employment, Mr. Cherkasky’s outstanding restricted stock units became fully vested and were delivered (in the case of his performance-based stock units, at target) on February 25, 2008, following his execution and nonrevocation of a separation and release agreement.

3.

In connection with the termination of his employment, Mr. Bartley’s outstanding restricted stock units became fully vested and were delivered on December 19, 2008, following his execution and nonrevocation of a separation and release agreement. 55,517 service-based restricted stock units have been distributed to Mr. Bartley; 1,050 performance-based restricted stock units will be distributed after the end of the performance period in 2009 based on performance and 16,892 performance-based restricted stock units will be distributed after the end of the performance period in 2010 based on performance. Prior to Mr. Bartley’s termination of employment, 4,556 restricted stock units, with a fair market value of $122,624, vested pursuant to the original terms of those awards.

4.

In connection with the termination of his employment, a portion of Mr. Spiller’s outstanding restricted stock units became vested and were delivered on May 17, 2008, following his execution and nonrevocation of a separation and release agreement. 97,971 service-based restricted stock units have been distributed to Mr. Spiller; 8,786 performance-based restricted stock units will be distributed after the end of the performance period in 2010 based on performance. Prior to Mr. Spiller’s termination of employment, 4,223 restricted stock units, with a fair market value of $108,763, vested pursuant to the original terms of that award.

5.

In connection with the termination of his employment, a portion of Mr. Freakley’s outstanding restricted stock units became vested and were delivered on December 23, 2008, following his execution and nonrevocation of a separation and release agreement. 8,701 service-based restricted stock units have been distributed to Mr. Freakley; 9,880 performance-based restricted stock units will be distributed after the end of the performance period in 2010 based on performance. Prior to Mr. Freakley’s termination of employment, 2,815 restricted stock units, with a fair market value of $72,500, vested pursuant to the original terms of that award.

Defined Benefit Retirement Program

MMC maintains a defined benefit retirement program in the United States consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan and the nonqualified Benefit Equalization Plan and Supplemental Retirement Plan. The Benefit Equalization Plan is a restoration plan that provides those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to other employees. The Supplemental Retirement Plan provides for an enhanced benefit for our employees and is intended to ensure that the retirement benefits that we provide to our employees are competitive with market practice.

For participants who are eligible for all three plans, annual benefits payable at age 65 in the form of a straight-life annuity are determined generally by the following formula:

■	2% of eligible salary for each of the first 25 years of eligible benefit service; plus

■	1.6% of eligible salary for each of the next five years of eligible benefit service; plus

■	1.0% of eligible salary for each year of eligible benefit service over 30 years.

The above sum is reduced by an amount representing a portion of the participant’s estimated Social Security benefit. Under the retirement program, participants who have attained five years of vested service and are at least age 55 are eligible for early retirement benefits.

Messrs. Cherkasky and Bartley, while employed with us, participated, and Messrs. Duperreault, Glaser and Beshar, Ms. Wittman and Ms. Burns participate, in the United States defined benefit retirement program. Messrs. Cherkasky and Bartley were fully vested under the program. Neither Messrs. Freakley nor Spiller participated in any MMC-sponsored defined benefit plans.

Benefits under the retirement program vest upon the earlier of (i) a participant’s attainment of five years of service or (ii) a change in control of MMC. Service with acquired companies is recognized for eligibility and vesting (but not benefit accrual) under the retirement program. As a result, Mr. Cherkasky at the time of his termination of employment, had 14.0 years of credited service for vesting purposes (reflecting all of his service with Kroll) but only 3.6 years of credited service for benefit accrual purposes (reflecting his service with Kroll and MMC after Kroll was acquired by MMC). None of the named executive officers has been credited with any benefit accrual service for purposes of the retirement program other than based on the executive’s actual periods of service with a MMC company.

The actuarial net present value of the accumulated pension benefits of the named executive officers who participate in these plans as of the end of 2008, as well as other information about each of our defined benefit pension plans, is reported in the table below. Benefits under the tax-qualified Marsh & McLennan Companies Retirement Plan are generally paid as a monthly annuity for the life of the retiree and his or her designated survivor, if the participant has elected to be paid on a joint and survivor basis. Benefits under the nonqualified plans may be payable as a lump sum as well. MMC’s policy for funding its obligation under the tax-qualified plan is to contribute amounts at least sufficient to meet the funding requirements set forth in applicable law. MMC is not required to, and does not, fund any of its obligations to the named executive officers under any of its nonqualified defined benefit retirement plans. No payments under the plans were made in 2008 other than those outlined below for Mr. Cherkasky.

PENSION BENEFITS TABLE FOR 2008

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Brian Duperreault	Qualified Retirement Plan	1.0	$28,841
	Benefit Equalization Plan	1.0	104,057
	Supplemental Retirement Plan	1.0	27,370

	Total		160,268

Vanessa A. Wittman	Qualified Retirement Plan	0.3	2,732
	Benefit Equalization Plan	0.3	6,917
	Supplemental Retirement Plan	0.3	1,995

	Total		11,644

Daniel S. Glaser	Qualified Retirement Plan	11.0	47,499
	Benefit Equalization Plan	11.0	48,660
	Supplemental Retirement Plan	11.0	13,346

	Total		109,505

M. Michele Burns	Qualified Retirement Plan	2.8	41,205
	Benefit Equalization Plan	2.8	115,059
	Supplemental Retirement Plan	2.8	38,932

	Total		195,196

Peter J. Beshar	Qualified Retirement Plan	4.2	44,545
	Benefit Equalization Plan	4.2	121,061
	Supplemental Retirement Plan	4.2	41,582

	Total		207,188

Michael G. Cherkasky	Qualified Retirement Plan	3.6	98,526	$6,321
	Benefit Equalization Plan	3.6	336,346	28,343
	Supplemental Retirement Plan	3.6	138,910	11,706

	Total		573,782	46,370

Matthew B. Bartley	Qualified Retirement Plan	7.8	107,686
	Benefit Equalization Plan	7.8	130,766
	Supplemental Retirement Plan	7.8	62,596

	Total		301,048

David H. Spiller	None

Simon Freakley	None

1.

Represents years of service recognized for benefit accrual purposes, as of December 31, 2008. Mr. Glaser’s 11.0 years of service includes 9.9 years of service from July 1982 through May 1992 that are required to be recognized pursuant to the terms of the plans. As described in the narrative explanation preceding this table, Mr. Cherkasky’s prior service with Kroll was recognized for eligibility and vesting purposes. For those purposes, Mr. Cherkasky had 14.0 years of credited service.

2.

Assumptions used in the calculation of these amounts, other than retirement age, which has been assumed for purposes of this table to be 65 years, are included in footnote 8 to MMC’s audited financial statements for the fiscal year ended December 31, 2008, included in MMC’s Annual Report on Form 10-K filed with the SEC on February 27, 2009.

Nonqualified Deferred Compensation

MMC maintains the Supplemental Savings and Investment Plan (SSIP), a nonqualified deferred compensation plan that coordinates with its tax-qualified Section 401(k) Savings & Investment Plan. Under the SSIP, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the Section 401(k) Savings & Investment Plan may, at their election, defer up to 30% of their base salary and notionally invest this amount in any or all of the plan’s notional investment alternatives. These alternatives consist of a variety of mutual funds and MMC stock units. Participants in the SSIP may change their investment elections at any time, on a daily basis, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in MMC stock units, that amount cannot be reallocated to any other notional investment. After a participant completes one year of service with MMC, MMC provides matching credits at the same rate as the Section 401(k) Savings & Investment Plan. MMC’s senior executives are eligible to participate in the SSIP. Messrs. Duperreault, Glaser and Freakley and Ms. Wittman elected not to participate in the SSIP in 2008.

In addition, MMC maintains the Cash Bonus Award Voluntary Deferral Plan (CBAVDP), a nonqualified defined contribution plan that allowed eligible participants to defer up to 75% of their annual cash bonus. No contributions have been made to this plan since 2004. Account balances are notionally invested in any or all of the plan’s notional investment alternatives, which consist of a variety of mutual funds and MMC stock units. Participants in the plan may transfer between mutual funds at any time, on a daily basis, as to the existing balances only with the exception of the MMC Stock Fund. Furthermore, once a participant notionally invests an amount in MMC stock units, they cannot reallocate to any other notional investment. Only Mr. Bartley participated in this plan.

Under his employment agreement, Mr. Spiller waived his participation rights in all tax-qualified and related nonqualified retirement plans in exchange for an annual credit of $150,000 to a nonqualified retirement plan at the end of each year. His account balance would have vested 100% after three years of employment and would have been notionally invested in either MMC stock units or in one or more mutual funds. In connection with Mr. Spiller’s termination of employment on February 27, 2008, his account balance was forfeited.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2008

Name	Plan Name	12/31/07 Closing Balance ($)	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Brian Duperreault	None	$0	$0	$0	$0	$0	$0
Vanessa A. Wittman	None	0	0	0	0	0	0
Daniel S. Glaser	None	0	0	0	0	0	0
M. Michele Burns	SSIP	45,231	37,200	15,621	(31,721)	0	66,331
Peter J. Beshar	SSIP	92,289	39,214	14,385	(52,231)	0	93,657
Michael G. Cherkasky	SSIP	406,361	0	6,980	(28,634)	(384,707)	0
Matthew B. Bartley	CBAVDP	250,509	0	0	(14,035)	0	236,474
	SSIP	260,251	0	4,327	(2,777)	(47,334)	214,467

	Total	510,760	0	4,327	(16,812)	(47,334)	450,941
David H. Spiller (3)	David H. Spiller Retirement Plan	278,327	0	0	(4,079)	(274,248)	0
Simon Freakley	None	0	0	0	0	0	0

1.	Amounts reported in this column are also reported in the “All Other Compensation” column in the Summary Compensation Table at page 42.

2.

Aggregate earnings are based upon the performance of a variety of mutual funds and shares of MMC common stock. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of the SEC rules. Therefore, none of the amounts reported in this column are reportable in the Summary Compensation Table at page 42. Aggregate earnings that are shown as negative numbers represent negative performance of the investments in which the named executive officer is notionally invested.

3.	In connection with Mr. Spiller’s termination of employment on February 27, 2008, his account balance was forfeited.

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits to be provided to our named executive officers included in the table directly below in the event of the specified termination of employment and upon a change in control of MMC. In accordance with SEC rules, this table assumes that the relevant triggering event occurred on December 31, 2008, the last business day of the last completed fiscal year. In the cases of Messrs. Cherkasky, Bartley, Spiller and Freakley, the table reports the actual payments and benefits provided to them.

Except for Mr. Duperreault, the employment agreement or employment letter for each named executive officer provides for cash severance in the event of an involuntary termination of employment “without cause” (as described below) or a termination of employment for “good reason” (as described below). In addition, each such named executive officer is entitled to specified benefits upon death or “disability” (as described below). Mr. Duperreault’s employment agreement does not provide for cash severance.

MMC’s 2000 Senior Executive Incentive Stock Award Plan and 2000 Employee Incentive and Stock Award Plan also provide that in the event of a change in control of MMC, all equity-based awards granted before March 16, 2007, become fully vested and exercisable, and any restrictions contained in the terms and conditions of the awards lapse. As described in “Compensation Discussion and Analysis—Compensation Principles, Policies and Practices—Executive Compensation Corporate Governance Policies” at pages 30 and 31, the terms of equity-based awards granted after March 15, 2007, contain a “double-trigger” change-in-control vesting provision, which requires a change in control of MMC followed by a specified termination of employment in order for accelerated vesting to occur. In addition, these plans provide that, if any equity-based award that vests as a result of a change in control of MMC is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, MMC will make a payment to the extent necessary to restore the participant to the same after-tax position had such excise tax not been imposed. Cash severance payments are not eligible for the tax reimbursement benefit.

	Total Cash Payment ($) (1)	Unvested Stock Awards ($) (2)	Unvested Option Awards ($) (2)	Excise Tax Reimburse- ment ($) (3)	Welfare, Retirement Benefits and Office ($) (4) (5)	Total ($)
Brian Duperreault
Involuntary termination without cause or termination for good reason	$0	$9,977,979	$ 0	N/A	44,000	$10,021,979
Involuntary termination without cause or termination for good reason upon change in control	0	7,550,979	0	0	44,000	7,594,979
Death or disability	0	9,977,979	0	N/A		9,977,979
Vanessa A. Wittman
Involuntary termination without cause	1,750,000	37,983	0	N/A	44,000	1,831,983
Involuntary termination without cause or termination for good reason upon change in control	1,750,000	371,161	0	0	44,000	2,165,161
Death or disability	0	371,161	0	N/A	0	371,161
Daniel S. Glaser
Involuntary termination without cause or termination for good reason	9,500,000	2,820,465	0	N/A	44,000	12,364,465
Involuntary termination without cause or termination for good reason upon change in control	8,750,000	2,820,465	0	404,802	44,000	12,019,267
Death or disability	2,250,000	2,820,465	0	N/A	0	5,070,465
M. Michele Burns
Involuntary termination without cause or termination for good reason	5,602,000	3,240,348	0	N/A	44,000	8,886,348
Involuntary termination without cause or termination for good reason upon change in control	5,177,000	4,089,798	0	288,509	46,431	9,601,738
Death or disability	850,000	3,240,348	0	N/A	2,431	4,092,779
Peter J. Beshar					0
Involuntary termination without cause or termination for good reason	7,047,083	2,092,025	0	N/A	44,000	9,183,108
Involuntary termination without cause or termination for good reason upon change in control	7,108,333	2,456,075	0	189,177	44,000	9,797,585
Death or disability	1,750,000	2,092,025	0	N/A	0	3,842,025
Michael G. Cherkasky (6)
Involuntary termination without cause	7,150,000	10,903,437	0	N/A	42,903	18,096,340
Matthew B. Bartley (7)
Involuntary termination without cause	5,407,500	1,265,232	0	N/A	44,000	6,716,732
David H. Spiller (8)
Involuntary termination without cause	4,123,272	2,820,585	0	N/A	0	6,943,857
Simon Freakley (9)
Involuntary termination without cause	3,125,000	200,602	0	N/A	0	3,325,602

As of December 31, 2008, none of the named executive officers was eligible for benefits or payments upon an early or normal retirement.

1.

The following table sets forth the calculation of amounts shown in the “Total Cash Payment” column of the table above. For purposes of this calculation, because this table assumes that termination of employment occurs at year-end, the amount shown in the “Prorated Bonus” column of the table below is equal to the individual’s actual bonus for the entire year.

Name	Termination Reason	Base Salary ($)	Average or Target Bonus ($)	Total ($)	Severance Multiplier	Total Severance ($) (a)	Prorated Bonus ($) (b)	Total Cash Payment ($)
Brian Duperreault	Involuntary	1,000,000	2,250,000	3,250,000	0.0	0	0	0
	Involuntary after Change in Control	1,000,000	2,250,000	3,250,000	0.0	0	0	0
	Death or Disability						0	0
Vanessa A. Wittman	Involuntary	750,000	750,000	1,500,000	1.0	1,500,000	250,000	1,750,000
	Involuntary after Change in Control	750,000	750,000	1,500,000	1.0	1,500,000	250,000	1,750,000
	Death or Disability						0	0
Daniel S. Glaser	Involuntary	1,000,000	2,250,000	3,250,000	2.0	6,500,000	3,000,000	9,500,000
	Involuntary after Change in Control	1,000,000	2,250,000	3,250,000	2.0	6,500,000	2,250,000	8,750,000
	Death or Disability						2,250,000	2,250,000
M. Michele Burns	Involuntary	850,000	1,101,000	1,951,000	2.0	3,902,000	1,700,000	5,602,000
	Involuntary after Change in Control	850,000	1,101,000	1,951,000	2.0	3,902,000	1,275,000	5,177,000
	Death or Disability						850,000	850,000
Peter J. Beshar	Involuntary	875,000	1,268,333	2,143,333	2.5	5,358,333	1,688,750	7,047,083
	Involuntary after Change in Control	875,000	1,268,333	2,143,333	2.5	5,358,333	1,750,000	7,108,333
	Death or Disability						1,750,000	1,750,000

(a)

Amounts disclosed in this column are payable by MMC in the form of a lump sum as soon as practicable following termination of employment, subject to the individual’s execution of a general release for the benefit of MMC and further subject to any required delay in payment under Section 409A of the Internal Revenue Code.

(b)

“Prorated Bonus” amounts, if any, are payable by MMC at the time of termination or at the same time as annual bonuses for the applicable year are paid to MMC’s senior executives generally, subject to the individual’s execution of a general release for the benefit of MMC and further subject to any required delay in payment under Section 409A of the Internal Revenue Code.

2.

This column reflects equity-based awards with respect to MMC common stock outstanding as of December 31, 2008, except that, in the case of Messrs. Cherkasky, Bartley, Spiller and Freakley, this column reflects the fair market value of equity-based awards with respect to MMC common stock received by them in connection with their termination of employment. The value of performance-based restricted stock units are shown at target performance, other than in connection with a change in control of MMC, where they are shown at maximum performance for the March 15, 2006, award. There are no amounts shown for unvested option awards because on December 31, 2008, the closing price of a share of MMC common stock was $24.27 per share, which was lower than the applicable exercise prices of the options held by our named executive officers. Awards disclosed in this column are distributable by MMC within 60 days after the date of vesting, subject to the individual’s execution of a general release for the benefit of MMC, as applicable, and further subject to any required delay in payment under Section 409A of the Internal Revenue Code.

3.

Upon a change in control of MMC, if any outstanding equity-based award that vests as a result of the change in control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, MMC will make a payment to the extent necessary to restore the named executive officer to the same after-tax position had such excise tax not been imposed. The amounts in the table are calculated based on an excise tax rate of 20%, a federal tax rate of 35%, certain state tax rates (New York: 6.85%, New Jersey: 8.97%, and Connecticut: 6.85%); a local tax rate of 3.648% for New York City residents, a Medicare tax rate of 1.45% and the effect on federal taxes of the state tax deduction and phase-out of itemized deductions. Because this table assumes that the change in control event occurred on December 31, 2008, this column assumes a base amount covering years 2003 through 2007 inclusive, as applicable.

4.

All of the named executive officers are entitled to continue receiving company-sponsored health insurance for 12 months. In order to receive such benefits they are required to contribute at the same level as similarly situated active employees. All of the named executive officers are entitled to receive outplacement services for a period of 12 months.

5.	The amounts reported in this column, where applicable, include matching Section 401(k) Savings & Investment Plan contributions made by MMC that would vest in the event of a change of control of MMC.

6.

Mr. Cherkasky’s employment with us terminated on January 29, 2008. In connection with Mr. Cherkasky’s employment with USIS following his termination of employment with MMC, USIS paid MMC $10,000,000 and provided MMC with certain representations in exchange for a limited release of certain restrictive covenants arising from the terms of Mr. Cherkasky’s separation from MMC. The amount shown in the “Welfare, Retirement Benefits and Office” column includes $42,903, which is the value of off-site office and administrative support provided to him following the termination of his employment through July 18, 2008, the date of the agreement with USIS. In addition to the amounts reported in the table, Mr. Cherkasky received a consulting fee of $916,667 during 2008.

7.	Represents amounts received by Mr. Bartley in connection with the termination of his employment on October 15, 2008.

8.	Represents amounts received by Mr. Spiller in connection with the termination of his employment on February 27, 2008.

9.	Represents amounts received by Mr. Freakley in connection with the termination of his employment on November 14, 2008.

Termination of Employment

Upon any termination of employment, including a termination for “cause” or without “good reason,” a named executive officer will receive any accrued pay and regular post-employment benefits under the terms of the applicable plans. The amounts reported in the table above do not include payments and benefits that are provided on a nondiscriminatory basis to all employees generally upon termination of employment.

These include the following:

■	Salary through the date of termination and accrued but unused vacation time;

■	Post-employment group medical benefit continuation at the employee’s cost;

■	Welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance;

■	Distributions of defined benefit plan benefits, whether or not tax-qualified (our United States retirement program is described in “Defined Benefit Retirement Program” at page 56);

■

Distributions of tax-qualified defined contribution plans and nonqualified deferred compensation plans (the nonqualified deferred compensation plans are described in “Nonqualified Deferred Compensation” at page 58);

■	Generally, in the case of early or normal retirement, death or disability, payment of restricted stock units and the value of continued stock option exercisability; and

■	Vested benefits.

“Cause” is defined as: (i) any willful refusal by the named executive officer to follow lawful directives of the Board which are consistent with the scope and nature of his or her duties and responsibilities (or, in the case of Ms. Wittman, willful failure to perform the duties consistent with her position); (ii) the named executive officer’s conviction of, or plea of guilty or nolo contendere to, a felony or of any crime involving moral turpitude, fraud or embezzlement; (iii) any gross negligence or willful misconduct of the named executive officer resulting in a material loss to MMC or any of its subsidiaries, or material damage to the reputation of MMC or any of its subsidiaries; (iv) any material breach by the named executive officer of any one or more of the covenants contained in his or her employment agreement (except for Ms. Wittman, whose definition does not include this provision); or (v) any violation of any statutory or common law duty of loyalty to MMC or any of its subsidiaries. In addition, Ms. Wittman’s definition of “cause” also includes: (i) willful violation of any written MMC policy and (ii) unlawful use (including being under the influence) or possession of illegal drugs.

Other than for Mr. Duperreault and Ms. Wittman, “good reason” is defined as: (i) a material diminution in the named executive officer’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by his or her employment agreement; (ii) any removal of the named executive officer from any of the positions he or she holds as of the date of his or her employment agreement; (iii) any failure by MMC to comply with the provisions of his or her employment agreement pertaining to level of compensation; (iv) failure by MMC to comply with any other material provisions of the employment agreement; or (v) change in the named executive officer’s principal work location to more than 50 miles from his or her current work location. Mr. Duperreault’s definition of “good reason” is similar to, although slightly broader than, that of the other named executive officers. In addition to the above, Mr. Duperreault’s “good reason” definition includes: (i) his removal or the failure to re-elect him as a member of the Board (other than in connection with an action or inaction that constitutes “cause”)

and (ii) his no longer serving as the chief executive officer, reporting to the board of directors, of the top-tier “parent company” resulting from a change in control. Ms. Wittman’s definition of “good reason” is similar to, although slightly narrower than, that of the other named executive officers. In addition, her definition of “good reason” only applies during the 24-month period following a change in control of MMC.

Other than for Ms. Wittman, “disability” occurs when the named executive officer is prevented from performing satisfactorily his or her obligations under his or her employment agreement for a period of at least 90 consecutive days or 180 nonconsecutive days within any 365-day period. Ms. Wittman’s employment letter does not include any provisions relating to disability.

Change in Control

Our equity incentive plans have historically contained “single-trigger” change-in-control provisions, which provide that, unless otherwise stated in the terms of a specific award, all equity-based awards will vest in full upon a change in control of MMC. Our equity incentive plans also have historically contained an excise tax reimbursement provision providing that, if any equity-based award that vests as a result of a change in control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, MMC will make a payment to the participant as necessary to restore such individual to the same after-tax position had such excise tax not been imposed. As described in “Compensation Discussion and Analysis—Compensation Principles, Policies and Practices—Executive Compensation Corporate Governance Policies” at pages 30 and 31, the terms of equity-based awards granted after March 15, 2007, contain a “double-trigger” change-in-control vesting provision, which requires a change in control of MMC followed by a specified termination of employment for accelerated vesting to occur.

The change-in-control provisions included in our employment agreements and our Senior Executive Severance Pay Plan also contain a “double trigger” arrangement, but do not contain an excise tax reimbursement provision. The employment agreements and the Senior Executive Severance Pay Plan are “double-trigger,” rather than providing severance payments solely on the basis of a change in control, as this is more consistent with the purpose of encouraging the continued employment of the senior executive following a change in control.

We use the same definition of “change in control” in the employment agreements and the equity incentive plans.

The applicable definitions of “cause” and “good reason” in connection with equity-based awards for our named executive officers are similar to those described above in “Termination of Employment.”

Restrictive Covenants

Each of the named executive officers is subject to nonsolicitation covenants that prohibit him or her from:

■	soliciting any customer or client with respect to a competitive activity; and

■	soliciting or employing any employee for the purpose of causing the employee to terminate employment.

Each of the named executive officers, except for Ms. Wittman, is also subject to noncompetition covenants that prohibit him or her from engaging in a competitive activity.

For Messrs. Duperreault and Glaser the noncompetition and nonsolicitation period is 24 months from the date of termination of employment. For Ms. Burns, Mr. Beshar and Ms. Wittman, the period is 12 months from the date of termination of employment.

In addition, at all times prior to and following his or her termination of employment, the named executive officers are subject to a confidentiality covenant.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table

The following table sets forth information as of December 31, 2008, with respect to compensation plans under which equity securities of MMC are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	(b) Weighted- average exercise price of outstanding options, warrants and rights (2)(3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by stockholders	15,512,918(4)	$38.3438	21,542,867(5)
Equity compensation plans not approved by stockholders	56,433,668(6)	$32.7957	27,580,024(7)
Total	71,946,586	$34.1311	49,122,891

(1)

This column reflects shares subject to unexercised options granted over the last ten years under MMC’s 2000 Senior Executive Incentive and Stock Award Plan, 1997 Senior Executive Incentive and Stock Award Plan, 2000 Employee Incentive and Stock Award Plan and 1997 Employee Incentive and Stock Award Plan. This column also contains information regarding the equity awards specified in notes (4) and (6) below. There are no warrants or stock appreciation rights outstanding.

(2)

The number of shares that may be issued during the current offering periods under stock purchase plans, and the weighted-average exercise price of such shares, are uncertain and consequently not reflected in columns (a) and (b). The number of shares to be purchased will depend on the amount of contributions with interest accumulated under these plans as of the close of each purchase period during the current offering periods and the value of a share of MMC common stock on each purchase date. An estimate of the number of shares subject to purchase during the current offering period for the 1999 Employee Stock Purchase Plan is 1,534,579 shares. An estimate of the number of shares subject to purchase during the current offering periods which mature in 2009 for the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), Irish Savings Related Share Option Scheme 2001 and the Share Participation Schemes for employees in Ireland is 376,941 shares. The shares remaining available for future issuance in column (c) include any shares that may be acquired under all current offering periods for these stock purchase plans. Further information regarding shares available for issuance under these plans is set forth in the first bullet in each of notes (5) and (7) below.

(3)	The weighted-average exercise price in column (b) does not take into account the awards referenced in notes (4) and (6) below.

(4)	Includes 3,313,744 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards and other deferred compensation obligations.

(5)	Includes the following:

¡

8,564,609 shares available for future awards under the 1999 Employee Stock Purchase Plan, a stock purchase plan qualified under Section 423 of the Internal Revenue Code. Employees may acquire shares at a discounted purchase price (which may be no less than 95% of the market price of the stock on the relevant purchase date) on four quarterly purchase dates within the one-year offering period with the proceeds of their contributions plus interest accumulated during the respective quarter.

¡

9,197,422 shares available for future awards under the 2000 Senior Executive Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, deferred bonus units, dividend equivalents, stock bonus, performance awards and other unit-based or stock-based awards.

¡

2,946,234 shares available for future deferrals directed into share units under the Supplemental Savings & Investment Plan, a nonqualified deferred compensation plan providing benefits to employees whose benefits are limited under the tax-qualified 401(k) Savings & Investment Plan.

¡	834,602 shares available for future awards under the Directors’ Stock Compensation Plan. Awards may consist of shares, deferred stock units and dividend equivalents.

(6)

Includes 17,947,112 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.

(7)	Includes the following:

¡

13,000,925 shares available for future awards under the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), and Irish Savings Related Share Option Scheme 2001.

¡

13,077,979 shares available for future awards under the 2000 Employee Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, deferred bonus units, dividend equivalents, stock bonus, performance awards and other unit-based or stock-based awards.

¡	60,278 shares available for future awards under the Share Participation Schemes for employees in Ireland. Awards are made in shares of stock.

¡

959,777 shares available for future awards, and 481,065 shares that may be issued to settle outstanding awards, under the Special Severance Pay Plan. Awards consist of stock units and dividend equivalents.

The material features of MMC’s compensation plans that have not been approved by stockholders and under which MMC shares are authorized for issuance are described below. Any such material plans under which awards in MMC shares may currently be granted are included as exhibits to MMC’s Annual Report on Form 10-K for the year ended December 31, 2008.

■

Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save As You Earn Plan (U.K.) and Irish Savings Related Share Option Scheme.  Eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period which varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price. Under the Stock Purchase Plan for International Employees, the purchase price may be no less than 95% of the market price of the stock on each of four quarterly purchase dates within the one-year offering period. Under the U.K. and Irish Plans, the purchase price may be no less than 95% of the market price of the stock at the beginning of the offering period. Under the French Plan, the purchase price may be no less than 95% of the market price of the stock at the end of the offering period.

■

2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.  The terms of this plan and the 1997 Employee Incentive and Stock Award Plan are described in Note 9 to MMC’s consolidated financial statements for the fiscal year ended December 31, 2008, included in MMC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009. No future awards may be granted under any predecessor plan or program.

■

Share Participation Schemes for employees in Ireland.  Eligible participants may elect to acquire shares of stock at market price by allocating their bonus and up to an equivalent amount of their basic salary. The acquired shares are held in trust and generally may not be transferred for two years following their acquisition. The initial value of any shares held in trust for more than three years is not subject to income tax.

■

Special Severance Pay Plan.  Under this plan, certain holders of restricted stock or awards in lieu of restricted stock with at least ten years of service will receive payment in shares upon forfeiture of their award if their employment with MMC or one of its subsidiaries terminates. The amount of the payment is based on years of service, with the individual receiving up to a maximum of 90% of the value of the restricted shares after 25 years of service, and is subject to execution of a nonsolicitation agreement. Grants made on or after January 1, 2007, are not eligible for treatment under this plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS; OTHER INFORMATION

MMC has adopted specific policies and procedures regarding Board review and approval or ratification of certain transactions between MMC and its directors, executive officers and others. See the discussion under the caption “Review of Related-Person Transactions” appearing at page 8 of this proxy statement.

Mr. Peter Zaffino was appointed president and chief executive officer of MMC’s subsidiary Guy Carpenter on February 27, 2008. Peter Zaffino’s father, Mr. Salvatore Zaffino, a former chairman and chief executive officer of Guy Carpenter, has an agreement with MMC pursuant to which he provides up to 100 hours of consulting services per month at an annual fee of $550,000. The current term of the agreement is through December 31, 2009. Garrett Benton, brother-in-law of Peter Zaffino and a senior vice president of Guy Carpenter, received salary and bonus totaling approximately $154,000 in 2008.

Dr. David Nadler is vice chairman, office of the CEO, of MMC and a senior partner of Oliver Wyman Group’s Delta Organization & Leadership business. His brother, Mark Nadler, is a partner of the Delta Organization & Leadership business and in 2008 earned compensation of approximately $315,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires MMC’s directors and executive officers, and persons who own more than ten percent of the common stock of MMC, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of MMC common stock. MMC assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. All Section 16(a) filing requirements applicable to such individuals were complied with in 2008, except for one report filed late on behalf of Lord Lang, and one report filed late on behalf of Mr. Rapport.

ITEM 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended the selection of Deloitte & Touche LLP as MMC’s independent registered public accounting firm for the 2009 fiscal year, subject to stockholder ratification. Deloitte & Touche will audit our consolidated financial statements for fiscal year 2009 and perform other services. Deloitte & Touche acted as MMC’s independent registered public accounting firm for the year ended December 31, 2008. A Deloitte & Touche representative will be present at the 2009 annual meeting of stockholders, and will have an opportunity to make a statement and to answer your questions.

The affirmative vote of a majority of the shares of MMC common stock present or represented and entitled to vote at the annual meeting is required to ratify the appointment of Deloitte & Touche LLP. Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the ratification of Deloitte & Touche LLP.

The Board of Directors recommends that you vote FOR this proposal.

Fees of Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2008 and 2007, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	($ in ‘000s)
	2008	2007
Audit Fees	$20,500	$21,000

Includes audits of the effectiveness of MMC’s internal control over financial reporting at December 31, 2007 and 2008, audits of consolidated financial statements and reviews of the consolidated financial statements included in MMC’s quarterly reports on Form 10-Q, statutory reports and regulatory audits.

Audit-Related Fees	850	900
Includes audits of employee benefit plans, computer- and control-related audit services, agreed-upon procedures, merger and acquisition assistance and accounting research services.
Tax Fees	1,000	1,000
Includes tax consulting and compliance services not related to the audit.
All Other Fees	100	600
Includes consulting fees related to outsourcing projects.

Total	$22,450	$23,500

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche LLP to MMC and its subsidiaries. The policy provides the guidelines necessary to adhere to MMC’s commitment to auditor independence and compliance with relevant laws, regulations and guidelines relating to auditor independence. The policy contains a list of prohibited non-audit services, and sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual Audit Committee budget approved by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee chair, or, if he is not available, any other member of the Committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Committee. Any such approvals are reported to the Audit Committee at its next meeting. At least twice a year, the Audit Committee is presented with a report showing amounts billed by the independent registered public accounting firm compared to the budget approvals for each of the categories of permitted services. The Committee reviews the suitability of the pre-approval policy at least annually.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of the five directors named below. Each member of the Committee is independent as required by MMC, the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities with respect to the integrity of MMC’s financial statements; the qualifications, independence and performance of MMC’s independent auditors; the performance of MMC’s internal audit function; and compliance by MMC with legal and regulatory requirements. The Committee operates pursuant to a charter approved by the Board of Directors.

Management is responsible for MMC’s financial statements, the overall reporting process and the system of internal control, including internal control over financial reporting. Deloitte & Touche LLP, MMC’s independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of MMC’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on MMC’s internal control over financial reporting as of the end of MMC’s fiscal year.

In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them, and on the representations made, by management and Deloitte & Touche. The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Deloitte & Touche MMC’s audited financial statements as of and for the year ended December 31, 2008, as well as matters related to internal control over financial reporting and the processes that support MMC’s reported financial results. The Committee also discussed with Deloitte & Touche the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of other non-audit services by Deloitte & Touche to MMC is compatible with maintaining Deloitte & Touche’s independence and has discussed with Deloitte & Touche that firm’s independence.

Based upon the review and discussions described in this report, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s annual report on internal control over financial reporting be included in MMC’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC. The Committee has also selected Deloitte & Touche LLP as MMC’s independent registered public accounting firm for 2009. The Board of Directors concurred with that selection and has recommended this selection to MMC stockholders for ratification.

Submitted by the Audit Committee

of the MMC Board of Directors

Leslie M. Baker, Jr.	Marc D. Oken (Chair)
Zachary W. Carter	David A. Olsen
Bruce P. Nolop

ITEM 3

STOCKHOLDER PROPOSAL: REINCORPORATE IN NORTH DAKOTA

Mark Filiberto, General Partner, Palm Garden Partners LP, 1981 Marcus Ave., Suite C114, Lake Success, New York 11042, the beneficial owner of 700 shares of MMC common stock, has notified MMC that he or John Chevedden, his proxy, intends to present the following proposal at the annual meeting:

3 – Reincorporate in a Shareowner-Friendly State

Resolved: That shareowners hereby request that our board of directors initiate the appropriate process to change the Company’s jurisdiction of incorporation to North Dakota and to elect that the Company be subject to the North Dakota Publicly Traded Corporations Act.

This proposal requests that the board initiate the process to reincorporate the Company in North Dakota under the new North Dakota Publicly Traded Corporations Act. If Home Depot [sic] were subject to the North Dakota act there would be additional benefits:

■	There would be a right of proxy access for shareowners who owned 5% of our Company’s shares for at least two years.

■	Shareowners would be reimbursed for their expenses in proxy contests to the extent they are successful.

■	The board of directors could not be classified.

■	The ability of the board to adopt a poison pill would be limited.

■	Shareowners would vote each year on executive pay practices.

These provisions, together with others in the North Dakota act, would give us as shareowners more rights than are available under any other state corporation law. By reincorporating in North Dakota, our company would instantly have the best governance system available.

The SEC recently refused to change its rules to give shareowners a right of access to management’s proxy statement. And the Delaware courts recently invalidated a bylaw requiring reimbursement of proxy expenses. Each of those rights is part of the North Dakota act. As a result, reincorporation in North Dakota is now the best alternative for achieving the rights of proxy access and reimbursement of proxy expenses. And at the same time those rights would become available to us as shareowners in a North Dakota corporation, our Company would also shift to cumulative voting, “say on pay,” and other best practices in governance.

Our Company needs to improve its governance. Our directors served on four boards rated “D” and four boards rated “F” by The Corporate Library, www.thecorporatelibrary.com, an independent investment research firm. Directors on D-rated or F-rated boards held 7 of 14 seats on our key board committees of audit, nomination and executive pay. Seven of our directors (including our entire nomination and executive pay committees) were designated “Problem Directors” by The Corporate Library due to their Marsh & McLennan board tenure when Marsh was sued by the State Attorney General for alleged bid rigging, price fixing, and kickbacks:

Reincorporation in North Dakota provides a way to switch to a vastly improved system of governance in a single step. And reincorporation in North Dakota does not require a major capital investment or layoffs to improve financial performance.

I urge your support for Reincorporating in a Shareowner-Friendly State.

The Board of Directors recommends that you vote AGAINST the proposal for the following reasons:

The Board of Directors believes that it is in the best interest of MMC and its stockholders to remain incorporated in the State of Delaware where it has been incorporated since 1969. Delaware has adopted comprehensive, modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. The Delaware courts have considerable expertise in resolving issues of corporate law, and have developed a substantial body of case law construing Delaware law, thereby providing greater certainty with respect to MMC’s legal and business affairs. As a result, many major corporations have initially incorporated in Delaware or have reincorporated in Delaware.

Reincorporation of MMC from Delaware to North Dakota would entail a costly and time-consuming process that would involve considerations and have consequences reaching far beyond the corporate governance issues noted in this stockholder proposal. Among other things, reincorporation may require MMC to obtain consents from, or provide notices to, lenders and other third parties under numerous contracts, such as credit agreements, debt instruments, mortgages, leases or other similar agreements. At this time, it is difficult to quantify fees and related costs that these parties could levy for this change. Reincorporation also may require approvals from federal, state and/or local regulatory bodies that govern MMC’s operations, as well as the preparation of amendments to the numerous licenses and registrations MMC or its employees hold. To identify and then seek to obtain all of the necessary consents, notices, approvals and amendments that reincorporation would require, MMC would have to undertake an exhaustive and expensive review of the agreements to which it is a party and analyze numerous federal, state and local laws. Reincorporation also would involve a survey of numerous documents and filings with governmental bodies to determine what, if any, action would be required, which would result in significant administrative costs.

This process would divert the time and attention of MMC’s management from important business operations without any apparent commensurate benefit. We do not believe that such a process is a productive use of management time or MMC’s resources. The Board strongly believes that management’s time and resources should remain focused on addressing the business issues MMC faces in this challenging economic time rather than on administrative tasks related to reincorporation.

Unlike Delaware law, the North Dakota Publicly Traded Corporations Act is untested, since it has only been in effect since 2007. It is also significantly different from the corporations law of most other U.S. jurisdictions in addition to Delaware, making legal interpretation even less predictable. Whereas only a handful of companies have chosen to incorporate in North Dakota, Delaware is the jurisdiction of incorporation for more than half of the S&P 500 companies.

Most importantly, MMC’s Board has demonstrated that reincorporation is not necessary to achieve numerous corporate governance enhancements. MMC’s ranking by RiskMetrics Group’s Corporate Governance Quotient (CGQ) rating system has increased from the 29th percentile relative to its industry peer group in 2004 to the 73rd percentile in 2008 and The Corporate Library has assigned MMC a corporate governance rating of “B”. Important governance actions already taken by the MMC Board include the following:

■

Annual Election of Directors. In 2008, MMC stockholders approved a company-sponsored amendment to MMC’s charter to eliminate a classified board structure. Beginning at this year’s annual meeting, directors will be elected for one-year terms with the entire Board up for re-election annually beginning in 2011.

■	Majority Voting in Director Elections. In 2006, the Board amended MMC’s by-laws to provide that in uncontested elections, director candidates must be elected by a majority of the votes cast.

■

CEO/Independent Chairman Separation. In 2005, MMC separated the roles of chief executive officer and chairman by selecting an independent director to act as chairman of the Board. In 2006, MMC confirmed this approach as a general matter of MMC policy.

■	Board Independence. Currently, 11 of MMC’s 12 directors are independent.

■	Expiration of Poison Pill. In 2007, the Board allowed MMC’s Rights Agreement to expire without renewal.

■

Shareholder Approval of Severance Agreements. In 2007, the Compensation Committee approved a policy requiring that MMC obtain stockholder approval for severance agreements with certain senior executive officers that provide for cash severance that exceeds 2.99 times his or her base salary and three-year average annual short-term incentive award.

■

Bonus “Clawback” Policy. In 2007, the Compensation Committee adopted a policy that MMC will seek to recoup (or “clawback”) certain executive bonuses in the event of misconduct leading to a financial restatement.

■

Compensation Structure for Independent Directors. In 2007, the Board revamped its director compensation structure to provide greater transparency to investors; among other steps, the Board abolished meeting fees and retainers for non-chair committee membership.

■

“Double-Trigger” Condition for Vesting of Equity-Based Awards upon a Change in Control. In 2007, the Compensation Committee directed that a “double-trigger” condition apply to the vesting of all equity-based awards granted after March 15, 2007 upon a change in control of MMC.

■

Offer to Resign upon Change in Circumstances. In 2006, the Board adopted a policy stating that any director undergoing a significant change in personal or professional circumstances must offer to resign from the Board.

■

Senior Executive Equity Ownership Requirements. In 2006, the Board approved equity ownership standards, requiring senior management to acquire, within five years, MMC equity with a value equal to a multiple of base salary.

■

Director Equity Ownership Requirements. In 2006, the Board established an affirmative requirement that directors acquire and hold a minimum of $100,000 worth of MMC equity within three years of joining the Board.

MMC’s corporate governance structure is a sound one that is reviewed regularly to consider governance developments and best practices that are suitable for MMC and that empower its stockholders to express their concerns on important corporate matters. In view of the foregoing, the Board believes that changing MMC’s jurisdiction of incorporation to North Dakota is not necessary to protect the interests of MMC’s stockholders.

For these reasons, the Board of Directors recommends that you vote AGAINST this proposal.

ITEM 4

STOCKHOLDER PROPOSAL: SPECIAL MEETINGS

William Steiner, 112 Abbottsford Gate, Piermont, New York 10968, the beneficial owner of 2,000 shares of MMC common stock, has notified MMC that he or John Chevedden, his proxy, intends to present the following proposal at the annual meeting:

4 – Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement of William Steiner

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration.

Fidelity and Vanguard supported a shareholder right to call a special meeting. Governance ratings services, including The Corporate Library and Governance Metrics International, took special meeting rights into consideration when assigning company ratings.

This proposal topic won impressive support at the following companies based on 2008 yes and no votes:

Merck (MRK)	57%	William Steiner (Sponsor)
Occidental Petroleum (OXY)	66%	Emil Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

■	Our directors served on eight boards rated “D” or “F” by The Corporate Library, www.thecorporatelibrary.com, an independent investment research firm:

Gwendolyn King	Lockheed Martin (LMT)	F-rated

Gwendolyn King	Countrywide Financial (CFC)	F-rated

Gwendolyn King	Monsanto (MON)

Stephen Hardis	Nordson (NDSN)

Stephen Hardis	Lexmark (LXK)

Marc Oken	Star Scientific (STSI)	F-rated

Zachary Carter	Cablevision (CVC)	F-rated

Brian Duperreault	Tyco International (TYC)

■	Directors on D-rated or F-rated boards held 7 of 14 seats on our key board committees of audit, nomination and executive pay.

■

Our following seven directors were designated “Problem Directors” by The Corporate Library due to their Marsh & McLennan board tenure when Marsh was sued by the State Attorney General for alleged bid rigging, price fixing, and kickbacks:

Gwendolyn King

Stephen Hardis

Adele Simmons

David Olsen

Oscar Martin Fanjul

Morton Schapiro

Ian Lang

■	Our entire nomination and executive pay committees were filled with “Problem Directors.”

■

Our Chairman and executive pay committee member, Stephen Hardis, was designated an “Accelerated Vesting” director by The Corporate Library due to his speeding up stock option vesting to avoid recognizing the related cost.

■	Adele Simmons had 30-years tenure (independence concern) and served on our nomination committee.

■	Our board declassification was to be drawn out for 3-years when it could have been accomplished in one year.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings –

Yes on 4

The Board of Directors recommends that you vote AGAINST

the proposal for the following reasons:

In the judgment of the Board, it is not in the best interest of MMC and its stockholders to permit a holder, or group of holders, of ten percent of MMC common stock to call special stockholder meetings at their sole discretion. If adopted and implemented, this proposal would allow special interest stockholders to use MMC resources – including corporate funds and management time–to advance causes that may not be in the best interests of MMC and its broader stockholder base. If this proposal were implemented today, as few as two MMC institutional stockholders would have the ability to call special meetings at their discretion.

While the Board recommends that you vote against this proposal, it does believe that stockholders should be able to call special meetings and plans to adopt a by-law provision appropriate for a company such as MMC. Among other things, the Board will seek to strike a balance between the right to call a special meeting and the need for prudent safeguards and responsible use of company resources. In formulating the by-law provision, we intend to take into account views expressed by our stockholders during the proxy solicitation process.

Over the past several years, this Board has demonstrated its commitment to corporate governance. MMC’s ranking by RiskMetrics Group’s Corporate Governance Quotient (CGQ) rating system has increased from the 29th percentile relative to its industry peer group in 2004 to the 73rd percentile in 2008 and The Corporate Library has assigned MMC a corporate governance rating of “B”. Corporate governance actions taken by the Board include:

■

Annual Election of Directors. In 2008, MMC stockholders approved a company-sponsored amendment to MMC’s charter to eliminate a classified board structure. Beginning at this year’s annual meeting, directors will be elected for one-year terms with the entire Board up for re-election annually beginning in 2011.

■	Majority Voting in Director Elections. In 2006, the Board amended MMC’s by-laws to provide that in uncontested elections, director candidates must be elected by a majority of the votes cast.

■

CEO/Independent Chairman Separation. In 2005, MMC separated the roles of chief executive officer and chairman by selecting an independent director to act as chairman of the Board. In 2006, MMC confirmed this approach as a general matter of MMC policy.

■	Board Independence. Currently, 11 of MMC’s 12 directors are independent.

■	Expiration of Poison Pill. In 2007, the Board allowed MMC’s Rights Agreement to expire without renewal.

■

Shareholder Approval of Severance Agreements. In 2007, the Compensation Committee approved a policy requiring that MMC obtain stockholder approval for severance agreements with certain senior executive officers that provide for cash severance that exceeds 2.99 times his or her base salary and three-year average annual short-term incentive award.

■

Bonus “Clawback” Policy. In 2007, the Compensation Committee adopted a policy that MMC will seek to recoup (or “clawback”) certain executive bonuses in the event of misconduct leading to a financial restatement.

■

Compensation Structure for Independent Directors. In 2007, the Board revamped its director compensation structure to provide greater transparency to investors; among other steps, the Board abolished meeting fees and retainers for non-chair committee membership.

■

“Double-Trigger” Condition for Vesting of Equity-Based Awards upon a Change in Control. In 2007, the Compensation Committee directed that a “double-trigger” condition apply to the vesting of all equity-based awards granted after March 15, 2007 upon a change in control of MMC.

■

Offer to Resign upon Change in Circumstances. In 2006, the Board adopted a policy stating that any director undergoing a significant change in personal or professional circumstances must offer to resign from the Board.

■

Senior Executive Equity Ownership Requirements. In 2006, the Board approved equity ownership standards, requiring senior management to acquire, within five years, MMC equity with a value equal to a multiple of base salary.

■

Director Equity Ownership Requirements. In 2006, the Board established an affirmative requirement that directors acquire and hold a minimum of $100,000 worth of MMC equity within three years of joining the Board.

MMC’s corporate governance structure is a sound one that is reviewed regularly to consider governance developments and best practices and that empowers its stockholders to express their concerns on important corporate matters.

For these reasons, the Board of Directors recommends that you vote AGAINST this proposal.

ITEM 5

STOCKHOLDER PROPOSAL: POLITICAL CONTRIBUTIONS

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, the beneficial owner of 400 shares of MMC common stock, has notified MMC that it intends to present the following proposal at the annual meeting:

RESOLVED, that the shareholders of Marsh & McLennan Companies, Inc. (“Marsh & McLennan,” “Marsh” or the “Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.

Monetary and non-monetary political contributions and expenditures not deductible under Section 162(e)(1)(B) of the Internal Revenue Code, including but not limited to contributions or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Marsh & McLennan, we support policies that apply transparency and accountability to corporate spending on political activities. In our view, such disclosure is consistent with public policy and in the best interest of the Company’s shareholders. Absent a system of accountability, we believe that company assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. We are concerned that there is currently no single source of information that provides all of the information sought by this resolution.

Relying only on the limited data available from public sources provides an incomplete picture of the Company’s political donations. Complete disclosure by the Company is necessary for the Company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets. Although the Bi-Partisan Campaign Reform Act of 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute at the state and local level and to give to independent political committees, also known as 527s. In addition, payments can be made to trade associations and other tax-exempt groups, and the portion of those payments used for political activities do not have to be disclosed.

We believe increased political disclosure will make our Company’s political contributions more transparent and allow shareholders to fully evaluate the use of corporate assets in election campaigns.

The Board of Directors recommends that you vote AGAINST

the proposal for the following reasons:

MMC supports policies that apply transparency and accountability to corporate spending on political activities, but the Board does not believe that adoption of this proposal is necessary. Under U.S. federal law, MMC may not contribute corporate funds to candidates for federal office or to national party committees. Over the last three years, MMC and its operating subsidiaries have not made any contributions to political parties, candidates for public office or organizations organized under Section 527 of the Internal Revenue Code. Any political contributions that MMC may make in the future would be subject to the strict oversight requirements imposed under its Code of Business Conduct and Ethics, which is publicly available at www.mmc.com. Proposed contributions must be approved in writing by the chief executive of the relevant MMC operating company, who is required to consult with MMC’s chief executive officer. Any contributions that MMC may make in the future would also be subject to extensive federal, state and local laws governing political contributions, including detailed disclosure requirements that are publicly available. While the Board does not believe a report in the form suggested in the proposal is necessary to address transparency or accountability with respect to corporate spending on political activities, MMC will disclose any corporate political contributions that MMC may make in the future to political parties, candidates for public office or organizations organized under Section 527 of the Internal Revenue Code on its website at www.mmc.com.

The proposal also asks MMC to report the extent to which trade associations or similar organizations use MMC’s membership dues to make political contributions. The Board finds this request impractical. MMC and its subsidiaries belong to a number of tax exempt trade associations, professional groups and similar organizations. This involvement is intended to serve stockholders by advancing the company’s commercial interests, educating its employees and furthering its ability to serve clients. In addition, MMC cannot provide the information requested in the proposal because it has no reliable way to track the extent to which any political contributions by these industry groups might be proportionately attributable to MMC’s membership dues.

In the fourth quarter of 2008, MMC established a government relations department. In collaboration with senior management at MMC and its operating subsidiaries, the government relations department is identifying company goals and key client concerns that will form the basis of MMC’s public policy agenda. The Board believes that it is important for MMC to be an advocate for its clients and a resource for policymakers – particularly during this time of intense scrutiny on the financial services industry. As a global professional services firm providing advice and solutions in the areas of risk, strategy and human capital, MMC and its operating subsidiaries are well situated to provide insights to policymakers given the potential impact that proposed regulatory changes in the U.S., the European Union and elsewhere could have in certain areas of MMC’s expertise, such as insurance, pensions and health care. As part of its government relations initiative, MMC has established a political action committee, which will be funded solely by voluntary employee contributions rather than corporate funds, and has not yet made any contributions to date. In carrying out its government relations agenda, MMC is committed to operating in compliance with all applicable laws, which require regular public disclosures regarding lobbying activity, expenditures, and compliance with Congressional gift and travel ethics laws.

The Board believes that MMC’s current internal policies and the high level of disclosure already publicly available are sufficient to provide information to MMC’s stockholders and to ensure appropriate use of corporate funds for political purposes. As MMC’s government relations agenda evolves, the Board will continue to analyze whether any changes to our policies or disclosure practices are warranted.

For these reasons, the Board of Directors recommends that you vote AGAINST this proposal.

SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER ITEMS OF BUSINESS FOR 2010 ANNUAL MEETING

Stockholder Proposals under Rule 14a-8

Pursuant to Rule 14a-8, if a stockholder wants MMC to include a proposal in our proxy statement and form of proxy for presentation at our 2010 annual meeting of stockholders, the proposal must be received by MMC at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, not later than December 3, 2009. The proposal must be sent to the attention of MMC’s Corporate Secretary, and must comply with all relevant SEC requirements.

Other Stockholder Proposals

Article II, Section 2.10, of MMC’s by-laws sets forth certain requirements that a stockholder must follow if the stockholder wants to nominate a person for election as director or propose an item of business (“other stockholder business”) under the by-laws at an annual meeting of stockholders. To properly bring the nomination or other stockholder business before an annual meeting, the proponent must be a stockholder of record both at the time the relevant notice of proposal is submitted and at the time of the annual meeting and be entitled to vote at the annual meeting, and comply with certain notice procedures. In the case of other stockholder business, the business must otherwise be a proper matter for stockholder action in accordance with law, MMC’s Certificate of Incorporation and MMC’s by-laws. The notice of proposal (nominating a person for election as director or proposing other stockholder business) also must comply with certain procedures regarding timeliness and form. The notice must be delivered to the MMC Corporate Secretary at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, within the same time frame as described above under “Board of Directors and Committees—Stockholder Nominations for Director Candidates”. Among other things, the notice of proposal must provide: (i) certain information about the proposing stockholder; (ii) certain information about the person nominated for director (as applicable) and (iii) if proposing other stockholder business, certain information regarding the proposing stockholder’s interest in such business. Details on the information required to be submitted with any notice of proposal are set forth in Article II, Section 2.10 of MMC’s by-laws.

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VOTE BY TELEPHONE OR INTERNET OR MAIL 24 Hours a Day - 7 days a Week It’s Fast and Convenient
VOTE BY INTERNET - www.proxyvote.com
MARSH & MCLENNAN COMPANIES, INC. 1166 AVENUE OF THE AMERICAS NEW YORK, NY 10036	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the cut-off date, which is May 18, 2009 for shares held in a Plan (as defined on the reverse of this proxy card), and May 20, 2009 for all other registered shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by MMC in mailing proxy materials, you may consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted at the end of your voting session, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the cut-off date, which is May 18, 2009 for shares held in a Plan (as defined on the reverse of this proxy card), and May 20, 2009 for all other registered shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Marsh & McLennan Companies, Inc., c/o Proxy Services, P.O. Box 9162, Farmingdale, NY 11735.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MMCLN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARSH & McLENNAN COMPANIES, INC.

The Board of Directors recommends a vote
“FOR” the listed director nominees and Item 2
and “AGAINST” Items 3, 4 and 5.

Item 1.	-	Election of Directors	For	Against	Abstain				For	Against	Abstain

		1a. Leslie M. Baker, Jr.	☐	☐	☐	Item 3.	-	Stockholder Proposal: Reincorporate in North Dakota	☐	☐	☐

		1b. Gwendolyn S. King	☐	☐	☐	Item 4.	-	Stockholder Proposal: Special Meetings	☐	☐	☐

		1c. Marc D. Oken	☐	☐	☐	Item 5.	-	Stockholder Proposal: Political Contributions	☐	☐	☐

		1d. David A. Olsen	☐	☐	☐

Item 2.	-	Ratification of Selection of Independent Registered Public Accounting Firm	☐	☐	☐

Please sign exactly as your name or names appear(s) above. For joint accounts, each owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

For comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.

If you are voting by telephone, in order to select the option to attend the meeting you must select option #2 (vote on directors and proposals individually) on the telephone prompt.

			☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]			Date					Signature (Joint Owners)	Date

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2009 Notice of Annual Meeting and Proxy Statement and the 2008 Annual Report are available at www.proxyvote.com.

MARSH & McLENNAN COMPANIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2009 ANNUAL MEETING

FOR ALL STOCKHOLDERS:

The undersigned hereby appoints Peter J. Beshar and Luciana Fato proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Thursday, May 21, 2009 at 10:00 a.m. (New York City time) in the auditorium, 2nd Floor, 1221 Avenue of the Americas, New York, New York 10020 and at any adjournment thereof.

FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN THE MARSH & McLENNAN COMPANIES 401(k) SAVINGS & INVESTMENT PLAN, THE MERCER HR SERVICES RETIREMENT PLAN AND/OR THE PUTNAM RETIREMENT PLAN:

This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies 401(k) Savings & Investment Plan (the “SIP”), the Mercer HR Services Retirement Plan (the “Mercer Plan”) and the Putnam Retirement Plan (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustees under each Plan to vote the shares of common stock of Marsh & McLennan Companies, Inc. (“MMC”) held under the Plans on their behalf, subject to Part 4 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing and returning this card, the undersigned directs the trustees under each Plan to vote in person or by proxy all shares of MMC common stock held under the Plans on behalf of the undersigned upon all matters at the Annual Meeting of Stockholders of MMC on May 21, 2009 and at any adjournment thereof. Provided this card is received by May 18, 2009, voting rights will be exercised by the trustees as directed or, if the card is signed but does not provide voting instructions, it will be deemed a direction to vote FOR items 1 and 2 and AGAINST items 3, 4 and 5. Under each Plan, the trustees of the Plan shall vote all undirected, and in the case of the SIP and the Mercer Plan, all unallocated, shares in the same proportion as those shares held in the Plan for which they have received a signed instruction card, except as otherwise provided in accordance with ERISA. Under the Putnam Retirement Plan, any unallocated shares are voted as directed by the Putnam Benefits Investment Committee. Under the SIP and the Mercer Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of the shares of MMC common stock held under the Plans on their behalf and their proportionate shares of undirected or unallocated shares. Participants in the Plans cannot vote at the meeting and may only vote these shares as provided in this paragraph.

PROVIDED THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTIONS ARE MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEMS 3, 4 AND 5. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT THEREOF.

Comments:

(If you noted any comments above, please mark the corresponding box on the reverse side.)